UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 Talcott Avenue

Watertown, Massachusetts 02472

April 27, 2020

Dear Shareholder:

We cordially invite you to attend our 2020 Annual Meeting of Shareholders on Tuesday, June 16, 2020, at 8:00 a.m. (Eastern Time). Due to the impact on health and travel as a result of the outbreak of COVID-19, this year we will host a virtual shareholder meeting conducted via live audio webcast. The health and well-being of our employees, shareholders and other stakeholders are a top priority. While you will not be able to attend the 2020 Annual Meeting physically, you may attend the 2020 Annual Meeting by logging in at www.virtualshareholdermeeting.com/BFAM2020. For further information on how to participate in the meeting, please see “Information Regarding the Virtual Annual Meeting” in the Proxy Statement.

Pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we are posting our proxy materials on the Internet and delivering a Notice of Internet Availability of Proxy Materials (the “Notice”). This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 27, 2020, we will begin mailing to our shareholders the Notice containing instructions on how to access the Proxy Statement for our 2020 Annual Meeting of Shareholders and the 2019 Annual Report on Form 10-K and how to request a paper copy of these proxy materials by mail. The Notice also provides instructions on how to vote online. If you prefer, you can vote by mail or telephone by requesting a proxy card and following the instructions.

The Notice and the Proxy Statement accompanying this letter describe the business we will consider at the 2020 Annual Meeting of Shareholders. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the 2020 Annual Meeting of Shareholders, we encourage you to consider the matters presented in the Proxy Statement and vote as soon as possible.

We hope that you will be able to join us on June 16th.

Sincerely,

Stephen H. Kramer

Chief Executive Officer and President

Bright Horizons Family Solutions Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 16, 2020

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Bright Horizons Family Solutions Inc. (the “Company”) will be held on Tuesday, June 16, 2020, at 8:00 a.m. (Eastern Time). Due to the impact on health and travel as a result of the outbreak of COVID-19, this year’s Annual Meeting will be a virtual meeting and there will be no physical location for shareholders to attend. Shareholders may attend the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/BFAM2020. For further information on how to participate in the meeting, please see “Information Regarding the Virtual Annual Meeting” in the Proxy Statement.

The Annual Meeting will be held for the following purposes as further described in the Proxy Statement accompanying this notice:

•	To elect the four Class I director nominees specifically named in the Proxy Statement for a term of three years.

•	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers.

•	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

•	To consider any other business properly brought before the meeting.

Shareholders of record at the close of business on April 20, 2020 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.

To attend the Annual Meeting, you must demonstrate that you were a Bright Horizons shareholder as of the close of business on the record date of April 20, 2020, or hold a valid proxy for the Annual Meeting from such a shareholder. To be admitted to the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/BFAM2020 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. We encourage you to log-on prior to the start time for the meeting. You will have the opportunity to vote your shares and ask questions at the Annual Meeting by following the instructions available on www.virtualshareholdermeeting.com/BFAM2020.

By Order of the Board of Directors,

John G. Casagrande

Secretary

Watertown, Massachusetts

April 27, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be Held on June 16, 2020

The Proxy Statement and 2019 Annual Report on Form 10-K are available at www.proxyvote.com. The Proxy Statement and 2019 Annual Report on Form 10-K are also available on the Investor Relations section of our website at www.brighthorizons.com under “Annual Meeting Materials.”

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

PROXY STATEMENT

2020 ANNUAL MEETING OF SHAREHOLDERS

June 16, 2020

8:00 a.m. (Eastern Time)

Information about the Annual Meeting

The Board of Directors (the “Board”) of Bright Horizons Family Solutions Inc. (the “Company” or “Bright Horizons”) is soliciting your proxy for the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) and at any meeting following adjournment thereof.

This Proxy Statement, the Notice of Internet Availability of Proxy Materials (the “Notice”), the proxy card and the Annual Report on Form 10-K for our fiscal year ended December 31, 2019 (“fiscal 2019”) are being first mailed or released to shareholders on or about April 27, 2020. Our address is 200 Talcott Avenue, Watertown, Massachusetts 02472.

Information Regarding the Virtual Annual Meeting

•

Date and Time. The Annual Meeting will be held virtually on Tuesday, June 16, 2020, at 8:00 a.m. (Eastern Time). There will be no physical meeting location. The meeting will only be conducted via an audio webcast. You will need the 16-digit control number provided on the Notice, proxy card or voting instruction form to attend.

•

Access to the Audio Webcast of the Annual Meeting. The audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. (Eastern Time). Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your computer audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/BFAM2020.

•

How to Attend and Log-in Instructions. To attend the Annual Meeting, you must demonstrate that you were a Bright Horizons shareholder as of the close of business on the record date of April 20, 2020. To attend, log-in at www.virtualshareholdermeeting.com/BFAM2020. You will need your 16-digit control number included on your Notice, proxy card or voting instruction form. We recommend that you log-in 15 minutes before the meeting to ensure you are online when the meeting starts. Beneficial shareholders will be provided instructions on how to attend the Annual Meeting on the voting instruction form provided by their broker, bank or other nominee and should reach out to their broker, bank or other nominee if they have not received such instructions or have questions.

•

Submitting Questions at the Annual Meeting. Shareholders may submit questions, if any, for the Annual Meeting on www.virtualshareholdermeeting.com/BFAM2020. You will need your 16-digit control number included on your Notice, proxy card or voting instruction form. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

•

Voting Your Shares at the Annual Meeting. Unless you hold your shares in the Company’s 401(k) plan, you may vote your shares at the Annual Meeting even if you have previously submitted your vote by following the instructions available on the meeting website during the meeting.

Proxies, Voting Procedures and How to Vote

Your vote is important. You may vote in person in one of four ways: on the Internet, by using a toll-free telephone number, by completing a proxy card or voting instruction form and mailing it in the envelope provided, or online at the Annual Meeting.

2020 Proxy Statement	|	1

Vote on the Internet	Vote by Telephone	Vote by Mail	Vote at the Annual Meeting
Visit the website listed on your Notice, proxy card or voting instruction form	Call the telephone number on your proxy card or voting instruction form	Sign, date and return your proxy card or voting instruction form	Attend the Annual Meeting at www.virtualshareholdermeeting. com/BFAM2020 and follow the instructions on the website

Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. If your shares are held through a broker, bank, trust or other holder of record, you may vote by Internet or telephone if your bank or broker makes those methods available, in which case the banks or brokers will enclose the instructions with this Proxy Statement. Alternatively, you may vote by signing and returning the enclosed proxy card. The Internet and telephone voting for shareholders of record will close at 11:59 p.m. (Eastern Time) on Monday, June 15, 2020. If your shares are held through a broker, bank, trust or other holder of record and Internet or telephone voting are made available to you, these may close sooner than voting for shareholders of record. If you are a participant in the Bright Horizons 401(k) Plan (the “401(k) Plan”), your vote will serve as the voting instruction to the trustee of the plan for all shares you own through the plan. Shares of our common stock held in our 401(k) Plan must be voted on or before 11:59 p.m. (Eastern Time) on Thursday, June 11, 2020. The trustee of our 401(k) Plan will vote shares for which timely instructions are not received in the same proportion as shares for which voting instructions were received under the 401(k) Plan.

The method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend. You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later-dated proxy card or voting instruction form, delivering a written revocation to the Corporate Secretary of Bright Horizons at the address above or by voting online at the Annual Meeting.

If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your instructions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted “FOR” the proposals as the Board recommends.

Shareholders Entitled to Vote

Shareholders of record at the close of business on April 20, 2020 are entitled to vote at the meeting. As of April 20, 2020, there were 58,180,446 shares of common stock outstanding and each share is entitled to one vote. Common stock is the only class of securities eligible to vote at the Annual Meeting. There are no cumulative voting rights.

A list of shareholders entitled to vote at the Annual Meeting will be available ten days prior to the meeting. Due to COVID-19 closures, you may contact Investor Relations under “Resources” in the Investor Relations section of our website, www.brighthorizons.com, and we will arrange for you to inspect the list. The list of shareholders will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/BFAM2020.

Quorum and Voting Requirements

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote for the election of directors is necessary to constitute a quorum for all purposes.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares normally have discretion to vote such shares on routine matters, such as the ratification of an independent registered public accounting firm, but do not have such discretion to vote on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter. Proposals 1 and 2 are non-routine matters and brokers are not permitted to vote your shares without instruction. Brokers are permitted to vote your shares without voting instructions on Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).

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Required Vote – Election of Directors

To elect directors under Proposal 1, our Amended and Restated By-laws (the “By-laws”) require that a director nominee be elected by a majority of votes cast in all elections other than a contested election of directors (as defined in our By-laws). This means a nominee will be elected to the Board if the votes cast “for” exceed the votes cast “against” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Required Vote – Advisory Vote on Executive Compensation

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for approval with respect to the advisory vote on executive compensation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

Required Vote – Ratification of Appointment of Independent Auditors

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote. Because the New York Stock Exchange (the “NYSE”) considers the ratification of the independent auditors to be routine, a broker holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

Board of Director’s Recommendations

The Board recommends a vote:

☑	FOR the election of each of the Class I nominees for director.	See page 4

☑	FOR the advisory vote on compensation paid by the Company to its named executive officers.	See page 46

☑	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	See page 50

Electronic Delivery of Future Proxy Materials and Annual Reports

We are pleased to offer our shareholders the opportunity to receive shareholder communications electronically. By opting for electronic delivery of documents, you will receive shareholder communications, such as this Proxy Statement and the 2019 Annual Report on Form 10-K, as soon as they become available, and you will be able to review those materials and submit your vote via the Internet. Choosing electronic delivery reduces the number of documents in your mail, conserves natural resources, and reduces our printing and mailing costs.

If you are a shareholder of record, to consent to electronic delivery and receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet visit www.proxyvote.com and follow the instructions. When prompted, indicate that you agree to receive and access proxy materials electronically in future years. Once you enroll, you will receive all future mailings via electronic delivery until you elect to cancel your enrollment by following the instructions provided on the website.

If you hold our common stock through a broker, bank, trust or other holder of record, please refer to the information provided by your broker, bank, trust or other holder of record regarding the availability of electronic delivery. If you hold our common stock through a broker, bank, trust or other holder of record and you have elected electronic access, you will receive information from your broker, bank, trust or other holder of record containing the Internet address for use in accessing this Proxy Statement and the 2019 Annual Report on Form 10-K.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be Held on June 16, 2020

This Proxy Statement and the 2019 Annual Report on Form 10-K are available at www.proxyvote.com. This Proxy Statement and the 2019 Annual Report on Form 10-K are also available on the Investor Relations section of our website at www.brighthorizons.com under “Annual Meeting Materials.”

2020 Proxy Statement	|	3

PROPOSAL 1

ELECTION OF DIRECTORS

Bright Horizons has a classified Board currently consisting of four directors with terms expiring in 2020 (Class I), five directors with terms expiring in 2021 (Class II), and four directors with terms expiring in 2022 (Class III). At each annual meeting of shareholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring.

This year, four Class I director nominees will stand for election to a three-year term expiring at the 2023 annual meeting. The persons named as proxies will vote to elect Stephen H. Kramer, Dr. Sara Lawrence-Lightfoot, David H. Lissy and Cathy E. Minehan as directors unless your proxy is marked otherwise. Each of these nominees has indicated his or her willingness to serve, if elected, and as of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director. In the event any nominee is unable to serve as a director at the time of the Annual Meeting, the shares of common stock represented by proxies may be voted for a substitute nominee, if any, who may be designated by the Board to fill the vacancy.

We seek nominees with established strong professional reputations, business acumen and experience in multi-site operations and/or contracted business services in the child care, employee benefits and work/life solutions industry. We also seek nominees with experience in substantive areas that are important to our business such as international operations; accounting, finance and capital structure; strategic planning and leadership of complex organizations; human resources and development practices; marketing strategy; and innovation.

The below nominees have substantial leadership, management, and industry/education expertise. The diversity of experience of these nominees, as illustrated by the skills described in their biographies below, help drive our strategic priorities. Each nominee brings a unique perspective to our Board that we believe is invaluable.

Nominees for Election for Terms Expiring in 2023 (Class I Directors)

The individuals listed below, Stephen H. Kramer, Dr. Sara Lawrence-Lightfoot, David H. Lissy and Cathy E. Minehan, have been nominated and are standing for election at this year’s Annual Meeting. If elected, they will hold office until our 2023 annual meeting of shareholders and until their successors are duly elected and qualified. All of these directors, with the exception of Mr. Kramer, our Chief Executive Officer, who joined the Board in 2018, were previously elected to the Board by shareholders.

With the exception of Messrs. Kramer and Lissy, this year’s nominees are all independent. Each nominee holds or has held senior executive positions in large, complex organizations or with businesses within our industry or within academia, and have a broad range of experience that spans different industries, encompassing the business, education and audit and risk sectors. Mr. Lissy and Ms. Minehan have experience serving on boards and committees of other public companies and all nominees possess an understanding of public company corporate governance practices and trends. All of our nominees have served the Board previously, which has provided them with significant exposure to both our business and the industry in which we compete. Our nominees bring to our Board a variety of skills, qualifications and viewpoints that both strengthen their ability to carry out their oversight role on behalf of our shareholders and bring richness to Board deliberations.

4	|	Bright Horizons

We believe that all our nominees possess the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes and qualifications for each director in the individual biographies below.

Stephen H. Kramer Age: 49 Director since 2018 Chief Executive Officer and President

Mr. Kramer has served as Chief Executive Officer and a director of the Company since January 2018 and as President of the Company since January 2016. Mr. Kramer served as the Chief Development Officer from January 2014 until January 2016 and as Senior Vice President, Strategic Growth & Global Operations from January 2010 until December 2013. He served as Managing Director, Europe from January 2008 until December 2009. He joined Bright Horizons in September 2006 through the acquisition of College Coach, which he co-founded and led for eight years.

Mr. Kramer’s long career with Bright Horizons and his leadership and management of the Company’s day-to-day operations and strategic direction provides the Board with a deeper understanding of the Company’s business processes, strategic plan and operations making him a necessary and vital member of the Board.

Dr. Sara Lawrence-Lightfoot Age: 75 Director since 1993 Member, Nominating and Corporate Governance Committee

Dr. Lawrence-Lightfoot is the Emily Hargroves Fisher Research Professor of Education at Harvard University and has been on the faculty since 1972. She retired from teaching in 2019. Dr. Lawrence-Lightfoot served as a director of the John D. and Catherine T. MacArthur Foundation from 1991 to 2007 and as chair from 2001 to 2007. She is currently deputy chair of the board of directors of Atlantic Philanthropies, where she has served since 2007, and previously served as chair of the Academic Affairs Committee of the board of trustees of Berklee College of Music from September 2007 until March 2012. She was re-elected to the Berklee board of trustees in March 2014 and was a trustee of the WGBH Educational Foundation from 2001 through 2019.

Dr. Lawrence-Lightfoot’s extensive research and expertise in child development, teacher training, classroom structures and processes, curriculum development, parent/teacher relationships, educational policies and organizational structures and her position in academia provide an invaluable and unique perspective to the Board.

David H. Lissy Age: 54 Director since 2001 Chair of the Board

Mr. Lissy is the current Chair of the Board. He served as Executive Chairman of the Company from January 2018 through December 2019 and has served as a director of the Company since 2001. Mr. Lissy served as Chief Executive Officer of the Company from January 2002 to January 2018. Previously, he served as Chief Development Officer of the Company from 1998 until January 2002 and as Executive Vice President from June 2000 to January 2002. He joined Bright Horizons in August 1997 and served as Vice President of Development until the merger with CorporateFamily Solutions, Inc. in July 1998. Prior to joining Bright Horizons, Mr. Lissy served as senior vice president/general manager at Aetna U.S., Healthcare in the New England region. Mr. Lissy has served on the board of Redfin Corporation (Nasdaq: RDFN) since 2018. He also serves on the boards of private companies, BeneLynk, Inc. and Scripta Insights, Inc., Jumpstart and as chair of the board of trustees of Ithaca College.

Mr. Lissy’s prior experience, his leadership at many charitable, business services and educational organizations, and his leadership and prior management of the Company provide him with the considerable experience and breadth of management skills to serve as Chair of the Board.

2020 Proxy Statement	|	5

Cathy E. Minehan Age: 73 Director since 2016 Member, Audit Committee

Ms. Minehan has been the Managing Director of Arlington Advisory Partners LLC, a private advisory services firm, since 2016. Ms. Minehan retired as Dean of the School of Management of Simmons College in June 2016 having held that position since August 2011. Ms. Minehan retired from the Federal Reserve Bank of Boston in July 2007, after serving 39 years with the Federal Reserve System. From July 1994 until her retirement, she was the President and Chief Executive Officer of the Federal Reserve Bank of Boston and served on the Federal Open Market Committee. She also was the first Vice President and Chief Operating Officer of the Federal Reserve Bank of Boston from July 1991 to July 1994. Ms. Minehan currently serves on the board of directors and chairs the audit committee of MITRE, a federally funded research and development corporation. She is also a trustee of the Brookings Institution, an honorary trustee and chair of the Nominations and Governance Committee of Massachusetts General Hospital’s board of trustees, co-chair of the Institutional Conflict Committee of Partners Healthcare System, co-chair of the Boston Women’s Workforce Council, chair-elect of the board of the Museum of Fine Arts Boston, and a trustee and chair of the Compensation Committee of WGBH. She previously served on the board of directors of Visa, Inc. (NYSE: V) and as a member of its audit committee, from November 2007 to January 2017, and the board of directors of MassMutual Life Insurance Company, a private company, from 2009 to 2017. Ms. Minehan is also a member of the University of Rochester’s board of trustees, serves on a number of other civic non-profit boards in the areas of health care, education and public broadcasting and is an elected fellow of the American Academy of Arts and Sciences.

Ms. Minehan, through her past leadership roles, her financial knowledge and her experience with risk management issues and best practices for audit committees and boards as well as her long-tenure with the Federal Reserve System, lends considerable financial, risk management, policy-making and operational expertise to the Board.

Vote Required

The Company has a majority voting requirement for the uncontested election of directors, which increases our Board’s accountability to our shareholders. A majority of the votes cast at the meeting will be required for the election of each of the Class I director nominees. A nominee for director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Broker non-votes and abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the election of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR.

6	|	Bright Horizons

Biographies of Directors Not Standing for Election

Directors with Terms Expiring in 2021 (Class II Directors)

Julie Atkinson Age: 46 Director since 2017 Member, Nominating and Corporate Governance Committee

Ms. Atkinson has served as Chief Marketing Officer for Chopt Creative Salad Company since October 2019. She previously served as Senior Vice President, Global Digital at Tory Burch LLC from February 2017 to February 2018. Prior to joining Tory Burch, Ms. Atkinson served in various leadership roles at Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), most recently as Senior Vice President, Global Digital from November 2014 to January 2017 and as Vice President of Global Online Distribution from September 2012 until November 2014. Prior to joining Starwood, Ms. Atkinson held multiple roles at Travelocity including marketing and operations.

Ms. Atkinson’s valuable experience and background in marketing, digital growth strategy, operations and e-commerce make her a key resource for the Board.

Jordan Hitch Age: 53 Director since 2008 Chair, Compensation Committee Member, Nominating and Corporate Governance Committee

Mr. Hitch is currently an active private investor in a wide range of early stage growth companies and renewable infrastructure projects. Previously, Mr. Hitch was a Managing Director at Bain Capital LLP (“Bain Capital”) for 18 years. Mr. Hitch served as a Senior Advisor to Bain Capital following his departure from the firm in 2015 until 2017. Prior to joining Bain Capital, Mr. Hitch was a consultant at Bain & Company where he worked in the financial services, healthcare and utility industries. Mr. Hitch currently serves on the board of directors of Burlington Stores, Inc. (NYSE: BURL).

Mr. Hitch’s significant professional experience in, and knowledge of, corporate finance, strategic development and capital markets strengthen the collective qualifications, skills and experience of the Board.

Linda A. Mason Age: 65 Director since 1986

Ms. Mason served as Leader in Residence at the Harvard Kennedy School from 2014 to 2017. She co-founded Bright Horizons in 1986, and served as director and its President from 1986 to 1998. She served as Chair of the Board from 1998 until January 2018. Prior to co-founding Bright Horizons, Ms. Mason was a co-director of the Save the Children relief and development effort in the Sudan and worked as a program officer with CARE in Thailand. Ms. Mason is the wife of Roger H. Brown, who is also a director of the Company. From 1993 to 2007, Ms. Mason served as a director of Whole Foods Market. Ms. Mason currently serves on the boards of Horizons for Homeless Children, the Advisory Board of the Yale University School of Management, The Boston Foundation, Mercy Corps and the Packard Foundation.

Ms. Mason’s extensive leadership experience with the Company and her long career in child advocacy work brings a valuable perspective to the Board.

2020 Proxy Statement	|	7

Laurel J. Richie Age: 61 Director since 2019 Member, Audit Committee

Ms. Richie served as President of the Women’s National Basketball Association LLC (“WNBA”), from May 2011 to November 2015. Prior to her appointment in 2011 to the WNBA, she served as Chief Marketing Officer of Girl Scouts of the United States of America from 2008 to 2011. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and founding member of the agency’s Diversity Advisory Board. Ms. Richie was named one of the 25 Most Influential Women in Business by The Network Journal, awarded Ebony magazine’s Outstanding Women in Marketing and Communications Award, and named to Ebony’s Power 100 List. She has also been recognized by Black Enterprise magazine as one of the Most Influential African Americans in Sports and by Savoy magazine as one of the Most Influential Black Corporate Directors. Ms. Richie is a former Trustee of the Naismith Basketball Hall of Fame and currently serves as independent director of Synchrony Financial (NYSE: SYF) and as a member of their Management Development and Compensation Committee and Nominating and Corporate Governance Committee. She also serves as chair of the Board of Trustees at Dartmouth College and as a leadership consultant to Fortune 100 C-suite executives.

Ms. Richie’s executive management and leadership experience, her strategic and operational expertise and her considerable background in communications and marketing make her an important member of the Board.

Mary Ann Tocio Age: 71 Director since 2001

Ms. Tocio served as Chief Operating Officer of the Company from 1998 and as President and COO from June 2000 until her retirement in June 2015. Ms. Tocio joined Bright Horizons in 1992 as Vice President and General Manager of Child Care Operations, and served as Chief Operating Officer from November 1993 until the merger with CorporateFamily Solutions, Inc. in July 1998. Ms. Tocio has more than 30 years of experience managing multi-site service organizations, more than 20 years of which were with the Company. She was previously the Senior Vice President of Operations for Health Stop Medical Management, Inc. Ms. Tocio currently serves as a member of the board of directors of Burlington Stores, Inc. (NYSE: BURL) and previously served on the board of Civitas Solutions, Inc. (The MENTOR Network) (NYSE: CIVI) from October 2015 to March 2019 and the board of Mac-Gray Corporation (NYSE: TUC) from 2006 to 2013.

Ms. Tocio’s significant leadership and operational experience, including as former President and Chief Operating Officer of the Company, and her expertise with managing complex and growing organizations as well as other public company board experience render her an invaluable resource as a director.

Directors with Terms Expiring in 2022 (Class III Directors)

Lawrence M. Alleva Age: 70 Director since 2012 Chair, Audit Committee Member, Compensation Committee

Mr. Alleva is a Certified Public Accountant (inactive) and spent his professional career with PricewaterhouseCoopers LLP (“PwC”), including 28 years as a partner, from 1971 until his retirement in 2010. At PwC he served clients ranging from Fortune 500 and multi-national companies to rapid-growth companies pursuing initial public offerings. Mr. Alleva also served in a senior national leadership role for PwC’s Ethics and Compliance Group to manage the design and implementation of best practice procedures, internal controls and monitoring activities, including PwC’s response to inspection reports issued by the Public Company Accounting Oversight Board. Mr. Alleva currently serves as a director and chair of the audit committees of Adaptimmune Therapeutics PLC (Nasdaq: ADAP), Mersana Therapeutics Inc. (Nasdaq: MRSN) and Galera Therapeutics, Inc. (Nasdaq: GRTX) as well as a member of the Galera Compensation Committee. He previously served in a similar capacity as audit chair for Tesaro Inc. (Nasdaq: TSRO), Mirna Therapeutics, Inc. (Nasdaq: MIRN) and GlobalLogic, Inc. He served as a trustee of Ithaca College for over 20 years, including in the vice-chair role for 10 years.

Mr. Alleva brings valuable experience to the Board through his audit assurance and Sarbanes-Oxley Act expertise, and his professional focus on areas such as corporate governance, business strategy, risk, internal controls and financial reporting best practices.

8	|	Bright Horizons

Joshua Bekenstein Age: 61 Director since 1986 Member, Compensation Committee

Mr. Bekenstein has been a Managing Director at Bain Capital since 1986. Prior to joining Bain Capital in 1984, Mr. Bekenstein spent several years at Bain & Company, where he was involved with companies in a variety of industries. Mr. Bekenstein serves as a director of Canada Goose Holdings Inc. (NYSE: GOOS), BRP Inc. (TSX: DOO), The Michaels Companies, Inc. (Nasdaq: MIK), and Dollarama Inc. (OTC: DLMAF). He previously served on the boards of Burlington Stores, Inc. (NYSE: BURL), and Waters Corporation (NYSE: WAT), each until March 2017.

Mr. Bekenstein brings to the Board many years of experience both as a senior executive of a large investment firm and as a director of companies in various business sectors.

Roger H. Brown Age: 63 Director since 1986

Mr. Brown has served as President of Berklee College of Music since June 2004. Mr. Brown was Executive Chairman of the Company from June 2000 until June 2004, Chief Executive Officer of the Company from June 1999 until December 2001 and President of the Company from July 1998 until May 2000. Mr. Brown co-founded Bright Horizons and served as Chairman and Chief Executive Officer of Bright Horizons from its inception in 1986 until the merger with CorporateFamily Solutions, Inc. in July 1998. Mr. Brown is the husband of Linda A. Mason, who is also a director of the Company. Mr. Brown is a co-founder of Horizons for Homeless Children, a non-profit that provides support for homeless children and their families.

Mr. Brown’s substantial expertise in management, development and oversight of business strategy combined with his longstanding ties to, and in-depth knowledge of, the Company will continue to serve the Board well throughout his tenure as director.

Marguerite Kondracke Age: 74 Director since 2004 Chair, Nominating and Corporate Governance Committee

Ms. Kondracke founded and served as Chief Executive Officer of CorporateFamily Solutions, Inc. from 1987 to 1998 when it merged with the Company. She served as a director of the Company in 1998, Chief Executive Officer of the Company for one year, as co-Chair of the Board of the Company from 1999 until 2001, and as a director until 2003. From 2003 to 2004, she served as Staff Director for the U.S. Senate Subcommittee on Children and Families. Ms. Kondracke returned to the Company’s Board in 2004, and from 2004 until May 2012, also served as President and Chief Executive Officer of America’s Promise Alliance, a nonprofit organization founded by Colin Powell that advocates for the strength and well-being of America’s children and youth. Ms. Kondracke served on the board and was chair of the Nominating and Governance Committee of LifePoint Health, Inc. (Nasdaq: LPNT) from 2012 to 2018, when the company was sold. Ms. Kondracke also served as a member of the board of directors of Saks, Inc. (NYSE: SKS) from 1997 to 2013 and Rosetta Stone (NYSE: RST) from 2011 to 2015.

Ms. Kondracke brings to the Board a rich understanding of developmental child care and education as well as extensive organizational leadership, deep knowledge of our Company and its strategy, and public company experience, including in corporate governance and management best practices.

2020 Proxy Statement	|	9

DIRECTOR COMPENSATION

The Company’s director compensation program for non-employee directors, as further described below, is intended to be competitive in attracting and recruiting new Board candidates and to align our directors’ interests with those of our shareholders.

Annual Cash Compensation

Our non-employee directors receive an annual retainer of $50,000 for their service on the Board and receive the following additional annual retainers for their service on Board committees:

Committee	Chair(1)	Member
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000
Special Committee	$2,500	$2,500

(1)	Committee Chairs do not receive a committee member retainer.

If a non-employee director does not serve on the Board or a Board committee for the full year, the Board and any applicable committee retainers and equity grants, as described below, are generally pro-rated.

Effective December 31, 2019, David H. Lissy transitioned from his role as Executive Chairman to non-employee Chair of the Board. In connection with the transition and in recognition of the leadership, expertise, and industry experience Mr. Lissy brings to the role as well as his counsel and assistance on various strategic initiatives, the Board approved a total annual retainer of $225,000 for Mr. Lissy. Mr. Lissy also remains eligible for medical, dental and related benefits.

Changes to Director Compensation in 2020

Due to the impact of COVID-19 on the Company, on March 31, 2020, the Company announced that the Chair of the Board, David H. Lissy, voluntarily elected to forgo his annual cash retainer and certain other members of the Board also voluntarily agreed to forgo their annual cash retainers, each until the earlier of December 31, 2020 or such time as a majority of the Bright Horizons centers that have temporarily closed, as a result of COVID-19, reopen. The Board members will continue to receive their annual equity grant as further described below.

Annual Equity Grant

Each non-employee director receives an annual equity grant of restricted stock units (RSUs) valued at $100,000 and our Chair receives an annual equity grant of RSUs valued at $150,000, with the number of stock units determined by dividing the grant value by the closing price of the Company’s common stock on the NYSE on the date of grant. These RSUs are fully vested on the grant date and are settled on the earliest of (1) the director’s termination of service as a member of the Board, (2) the fifth anniversary of the grant date, or (3) a change of control of the Company.

Expense Reimbursements

The Company reimburses Board members for reasonable out-of-pocket expenses incurred in attending Board and Board committee meetings.

Stock Ownership Guidelines

The Board has adopted minimum stock ownership guidelines for non-employee directors. Non-employee directors are expected to own Company shares with a market value equal to five times (5x) the annual Board cash retainer and have five years from the later of (1) May 2016 (the date of adoption) or (2) the date of their appointment to the Board, to achieve this threshold.

As of December 31, 2019, each of our non-employee directors with the requisite years of service had met or exceeded this stock ownership requirement.

10	|	Bright Horizons

2019 Director Compensation

The following table sets forth information concerning the compensation earned by our non-employee directors during fiscal 2019. Compensation for Messrs. Kramer and Lissy, as executive officers in fiscal 2019, is included in the “Summary Compensation Table” and the supplemental tables under the heading “Executive Compensation” included elsewhere in this Proxy Statement. Messrs. Kramer and Lissy did not receive any additional compensation for serving on the Board during fiscal 2019.

Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Lawrence M. Alleva	82,500	—	100,000	182,500
Julie Atkinson(4)	53,750	—	100,000	153,750
Joshua Bekenstein	57,500	—	100,000	157,500
Roger H. Brown	50,000	—	100,000	150,000
E. Townes Duncan(5)	15,000	—	—	15,000
Jordan Hitch	70,000	—	100,000	170,000
Marguerite Kondracke	60,000	—	100,000	160,000
Sara Lawrence-Lightfoot	55,000	—	100,000	155,000
Linda A. Mason	50,000	—	100,000	150,000
Cathy E. Minehan	60,000	—	100,000	160,000
Laurel J. Richie(6)	57,500	—	125,000	182,500
Mary Ann Tocio	50,000	—	100,000	150,000

(1)

There were no stock option awards granted to our non-employee directors in fiscal 2019. As of December 31, 2019, the following non-employee directors held the following options to purchase shares of our common stock: Roger H. Brown—3,000 options and Mary Ann Tocio—49,135 options (representing options she received previously as an officer of the Company). Messrs. Alleva, Bekenstein, and Hitch, and Mses. Atkinson, Kondracke, Lawrence-Lightfoot, Mason, Minehan and Richie did not hold any options to purchase shares of our common stock as of December 31, 2019.

(2)

Amounts shown reflect the fair value of RSUs granted to our non-employee directors in 2019, determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to our audited consolidated financial statements included in our 2019 Annual Report on Form 10-K.

(3)

As of December 31, 2019, Messrs. Alleva, Bekenstein, Brown and Hitch and Mses. Kondracke, Lawrence-Lightfoot and Mason each held 4,946 RSUs, Mses. Minehan and Tocio held 3,946 RSUs, Ms. Atkinson held 2,196 RSUs and Ms. Richie held 937 RSUs. All RSUs are fully vested on the grant date and are settled as described above.

(4)

Ms. Atkinson joined the Nominating and Corporate Governance Committee in March 2019. The Company paid Ms. Atkinson’s pro-rata fiscal 2019 committee fees, equal to $3,750, in fiscal 2020. The amount shown in the table above reflects all fees earned by Ms. Atkinson in fiscal 2019.

(5)	Mr. Duncan retired from the Board effective March 28, 2019 and received one quarter of his Board and committee fees, but did not receive a grant of RSUs.
(6)

Ms. Richie joined the Board in March 2019 and received an pro-rated equity award of 25,000 RSUs on March 28, 2019 as compensation for time served on the Board between March 2019 and the 2019 Annual Meeting held on May 29, 2019. She, along with all the non-employee Board members, also received an annual equity grant of RSUs at the 2019 Annual Meeting. Ms. Richie received pro-rated Audit Committee member fees for the three quarters in which she served in fiscal 2019.

2020 Proxy Statement	|	11

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board Structure

We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each with the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board. A copy of each charter can be found under “Corporate Governance—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. The members of each committee are appointed by the Board and each member serves until his or her successor is elected and qualified, unless he or she is earlier removed or resigns.

The Board is composed of a majority of independent directors, and our standing committees, Audit, Compensation and Nominating and Corporate Governance, are composed entirely of independent directors as defined under applicable rules of the NYSE (the “NYSE Rules”) and the rules of the Securities and Exchange Commission (the “SEC”). For information on our director independence, please see “Board Independence” elsewhere in this Proxy Statement.

Board Meetings and Executive Sessions

The Board and its committees meet periodically throughout the year to oversee management of the Company’s business and affairs for the benefit of its shareholders. During 2019, the Board held four meetings and acted by written consent three times. During 2019, each director attended at least 75% of the total Board and Committee meetings on which he or she served during the periods that he or she served, with the exception of Mr. Bekenstein who attended 67% of all Board and committee meetings for which he served. We encourage, but do not require, our directors to attend annual meetings of shareholders and, in 2019, six of our directors attended.

Periodically, throughout the year, the independent directors meet in executive session without members of management present. These meetings allow independent directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. Executive sessions of independent directors are presided over by Ms. Mason, an independent director and our former Chair.

Committees and Committee Composition

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. From time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Board has delegated various responsibilities and authorities to these committees, as described below and in the committee charters. The committees periodically report on their activities and actions to the Board.

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The table below provides information about the current membership of these committees:

Current Committee Membership

Director	Class	Current Term	Independent	Audit	Compensation	Nominating and Corporate Governance
Lawrence M. Alleva	III	2022	☑	Chair	☑
Julie Atkinson(1)	II	2021	☑			☑
Joshua Bekenstein	III	2022	☑		☑
Roger H. Brown	III	2022	☑
Jordan Hitch	II	2021	☑		Chair	☑
Marguerite Kondracke	III	2022	☑			Chair
Stephen H. Kramer	I	2020
Dr. Sara Lawrence-Lightfoot	I	2020	☑			☑
David H. Lissy	I	2020
Linda A. Mason	II	2021	☑
Cathy E. Minehan	I	2020	☑	☑
Laurel J. Richie(2)	II	2021	☑	☑
Mary Ann Tocio	II	2021	☑
Number of meetings during fiscal 2019				9	2	3
Action by written consent during fiscal 2019				1	2	—

(1)	Ms. Atkinson was appointed to serve on the Nominating and Corporate Governance Committee on March 28, 2019.
(2)	Ms. Richie was appointed to serve on the Audit Committee on March 28, 2019 and replaced E. Townes Duncan who retired from Board service on March 28, 2019.

Audit Committee
Members: Lawrence M. Alleva, Chair | Cathy E. Minehan | Laurel J. Richie
Audit Committee Financial Experts: Lawrence M. Alleva | Cathy E. Minehan

The Audit Committee’s purpose, roles and responsibilities are set forth in a written Audit Committee charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Corporate Governance—Governance Documents.” The Audit Committee’s purpose is to assist the Board in its oversight of (i) the integrity of the consolidated financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s internal audit function and independent auditor, and (v) the Company’s internal control over financial reporting. The Audit Committee’s primary duties and responsibilities are to:

•

Appoint, evaluate, oversee, retain, compensate, terminate and change the registered public accounting firm for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us. The registered public accounting firm reports directly to the Audit Committee.

•	Pre-approve all auditing services, internal control-related services and permissible non-audit services to be performed for us by our independent auditor.

•

Review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, including reviewing specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Review and discuss reports from the independent auditor with regard to critical accounting policies and practices used in such financial statements.

•	Review and approve related party transactions.

•

Review and discuss with management, internal auditors and the independent auditor any material issues regarding accounting principles and financial statement presentations made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles.

•

Review and discuss with management, internal auditors and the independent auditor the adequacy of our internal controls and any special steps or remedial measures adopted in light of any identified material control weaknesses.

•

Review and discuss with management and the Board the Company’s enterprise risk assessment and management and periodically discuss with management the Company’s major financial and accounting risks as well as risk assessments with respect to cybersecurity and data protection.

2020 Proxy Statement	|	13

The Board has determined that all of the members are independent directors pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE Rules. All of our members are financially literate and Mr. Alleva and Ms. Minehan are also each considered an “audit committee financial expert” within the meaning of the applicable rules of the SEC. The Audit Committee’s Report is included on page 47 of this Proxy Statement.

Compensation Committee
Members: Jordan Hitch, Chair | Lawrence M. Alleva | Joshua Bekenstein

The Compensation Committee’s purpose, roles and responsibilities are set forth in a written Compensation Committee charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Corporate Governance—Governance Documents.” The Compensation Committee’s primary duties and responsibilities are to:

•

Assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits and equity-based compensation programs.

•	Approve the compensation plans, policies and programs and approve specific compensation levels for our executive officers.

•	Review and recommend the compensation structure for directors.

•	Assist the Board in developing and evaluating potential candidates for executive positions (including the Chief Executive Officer) and oversee the development of executive succession plans.

•	Make recommendations regarding employee incentive compensation plans and equity-based plans.

•	Review risks related to executive compensation and the design of compensation plans.

•	Oversee compliance with shareholder approval of executive compensation matters, including advisory votes.

The Board has determined that all of the members are independent directors pursuant to NYSE Rules. The Compensation Committee does not currently use a compensation consultant. Pursuant to its charter, the Compensation Committee has the authority to delegate to subcommittees any of its duties and responsibilities, and to delegate to management the administration of the Company’s employee equity plans, when appropriate. The Compensation Committee, in its role as administrator under the Company’s 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated (our “Equity Plan”), approved the delegation of authority to the Company’s Chief Executive Officer to grant equity awards under the plan within certain specified parameters.

Nominating and Corporate Governance Committee
Members: Marguerite Kondracke, Chair | Julie Atkinson | Jordan Hitch | Dr. Sara Lawrence-Lightfoot

The Nominating and Corporate Governance Committee’s purpose, roles and responsibilities are set forth in a written charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Corporate Governance—Governance Documents.” The Nominating and Corporate Governance Committee’s primary duties and responsibilities are to:

•	Identify individuals qualified to become members of the Board.

•	Recommend to the Board director nominees for the next shareholders’ meeting.

•	Recommend to the Board committee composition.

•	Review the Company’s Corporate Governance Guidelines.

•	Oversee director orientation and continuing education.

•	Review proposals submitted by shareholders.

•	Oversee the Board’s annual self-assessment.

The Board has determined that all of the members are independent directors pursuant to NYSE Rules.

Board Leadership Structure

While the Board has no set policy with respect to the separation of the offices of Chair and Chief Executive Officer and may review these offices from time to time, the Board has a long-standing practice of separating the offices of the Chair and the Chief Executive Officer. Such a review was conducted during the succession-management process relating to the appointment in 2018 of Mr. Kramer as Chief Executive Officer and Mr. Lissy as Executive Chairman and again when the Board considered Mr. Lissy’s transition from Executive Chairman to non-

14	|	Bright Horizons

employee Chair. As a result of these reviews, the Board has determined to continue to separate the roles of Chair (now held by a non-employee director) and Chief Executive Officer.

The Board believes that the separate roles are currently in the best interest of Bright Horizons and its shareholders. Mr. Lissy has wide-ranging, in-depth knowledge of our business arising from his many years of service to Bright Horizons and, as a result, provides effective leadership and stewardship for the Board. This structure permits Mr. Kramer to devote his attention to leading Bright Horizons and focusing on the Company’s strategic direction and day-to-day leadership and performance of our business and operations.

Succession Planning

The Compensation Committee and the full Board periodically review succession planning for the Chief Executive Officer and other senior leadership positions. These reviews include consideration and assessment of the most promising leadership talent throughout the Company, and roles in which external candidates may need to be considered. The Board’s commitment to developing a strong succession plan for executive officer roles was evident in December 2019 when it appointed Maribeth Bearfield, Chief Human Resource Officer, and John G. Casagrande, General Counsel and Secretary, as executive officers in connection with the transition of David H. Lissy from Executive Chairman to Chair effective December 31, 2019 and other recent leadership changes.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Bright Horizons. The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Bright Horizons. The Board administers its risk oversight role directly and through its committee structure and the committees’ periodic reports to the Board.

The Board reviews strategic, financial and execution risks and exposures associated with the annual plan and long-term plans, major litigation and other matters that may present material risks to the Company’s operations, plans, prospects, strategy or the Company’s reputation. The Board annually reviews the Company’s enterprise risk management program and receives regular updates on risk exposures including, most recently, regular updates from our management team on the impact of COVID-19 on our business. The Board is actively engaged with the management team to help navigate this unprecedented situation.

The Audit Committee oversees the Company’s internal audit function and reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting, ethics and compliance programs, and regulatory compliance. The Audit Committee oversees and discusses with management the Company’s practices with respect to our enterprise risk management program and the implementation of the Company’s policies and controls for management of such risks as well as the risks associated with cybersecurity and data protection, which include key aspects of data privacy, system security and the security of our operations. As part of these efforts, the Audit Committee receives periodic in-person updates concerning management’s efforts to address cybersecurity and data privacy risks.

The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements and oversees the development of executive succession plans.

The Nominating and Corporate Governance Committee oversees Board refreshment and the appropriate assignment of directors to the Board committees for risk oversight and other areas of responsibilities.

Communications with Directors

Shareholders and other interested parties may communicate directly with the Board, the non-employee directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, Massachusetts 02472. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board, excluding those items that are not directly related to Board duties and responsibilities, such as advertisements, solicitations, surveys, junk mail and mass mailings.

2020 Proxy Statement	|	15

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Corporate Governance Highlights

Bright Horizons demands integrity and is committed to upholding high ethical standards. Our strong corporate governance practices support this goal and provide a framework within which the Board and management can pursue the strategic objectives of the Company and ensure long-term growth for the benefit of our shareholders. The Nominating and Corporate Governance Committee regularly reviews developments in, and matters related to, corporate governance. Highlights of our corporate governance practices are listed below and discussed elsewhere in this Proxy Statement.

Key Corporate Governance Practices:

✓	Off-Season Shareholder Engagement:	Beginning in 2019, we launched an off-season shareholder engagement program to elicit direct feedback and gain insight from our shareholders on corporate governance, corporate responsibility and executive compensation.

✓	Ongoing Board Refreshment:	We are committed to Board refreshment and seek to balance continuity and fresh perspectives as demonstrated by the addition of three independent directors over the past few years—Ms. Minehan in 2016, Ms. Atkinson in 2017 and Ms. Richie in 2019.

✓	Ongoing Commitment to Diversity:

Over a majority (54%) of our Board members are women and 15% of our Board members are racially diverse. Our Board membership is represented by a varied range of experiences.

This past year we amended our Corporate Governance Guidelines to provide that our Nominating and Corporate Governance Committee, and any search firm engaged, include women and minority candidates in the pool from which the Nominating and Corporate Governance Committee selects director candidates.

✓	Independent Board:	11 out of 13 current directors are independent under NYSE Rules (all directors other than our Chair and Chief Executive Officer) and all committees are comprised solely of independent directors under NYSE Rules.

✓	Individual Director Self-Assessments and Peer Reviews:	The Board conducts a peer review and individual assessment of each director annually to enhance director development and Board/committee leadership planning. This process is overseen by the Board’s Nominating and Corporate Governance Committee.

✓	Robust Self-Evaluation Process:	The Board and each committee conduct annual self-assessments in addition to the peer reviews discussed above.

✓	Strong Stock Ownership Guidelines:	We have stock ownership requirements for non-employee directors (5x annual cash retainer), our Chief Executive Officer (5x annual salary) and our other named executive officers (3x annual salary).

✓	No Hedging and Pledging Policy:	All directors and executive officers are subject to the anti-pledging and anti-hedging provisions under our Amended and Restated Insider Trading Policy, which was recently amended to fully prohibit pledging by officers and directors.

✓	Majority Voting:	Our By-laws provide for a majority voting standard in uncontested elections of directors.

✓	No Overboarding:	All directors, including the Chief Executive Officer, are subject to limits on other public company board service—our Chief Executive Officer generally should not serve on more than two public company boards and directors generally should not serve on more than four public company boards.

✓	Independent Executive Sessions:	There are regular Board and committee executive sessions of non-employee directors who are all independent under NYSE Rules.

✓	Dedicated Succession Planning:	The Board actively monitors our management succession and development plans and receives regular updates on employee engagement, diversity, and retention matters.

✓	Split Chair and Chief Executive Officer Roles:	Our separate Chair and Chief Executive Officer leadership structure aims to maintain segregation between Board oversight and management operating decisions.

16	|	Bright Horizons

Key Corporate Governance Practices—(Continued):

✓	Compensation Best Practices:	We have caps on incentive cash bonuses tied to corporate performance, limits on annual director equity awards and cash fees and minimum vesting requirements. Please see page 30 of this Proxy Statement for more information on our other compensation practices.

✓	Clawback Policy:	We maintain a clawback policy covering performance-based compensation for current and former executive officers.

✓	Risk Oversight:	Audit Committee approval is required for related party transactions and our Audit Committee oversees enterprise risk management and cybersecurity risk with regular reports and review by the full Board.

✓	Director Education:	We have a board orientation and continuing education program available to all directors.

✓	No Poison Pill:	We do not have a shareholder rights plan in place.

Shareholder Engagement

Our Board and management team greatly value the opinions and feedback of our shareholders and are committed to engaging with, and listening to, our shareholders. Beginning in 2019, we undertook an off-season shareholder engagement program focused on corporate governance, corporate responsibility and executive compensation. This outreach was in addition to the ongoing dialogue among our shareholders and our Chief Executive Officer, Chief Financial Officer and Investor Relations team regarding our financial and strategic performance. This off-season we contacted shareholders representing over 70% of shares owned resulting in telephonic meetings with shareholders representing more than 25% of shares owned.

Participants from Bright Horizons varied per call and included the Chief Financial Officer, members of Investor Relations and Legal and, upon shareholder request, a member of our Board representing the Compensation and Nominating and Corporate Governance Committee. Feedback was positive with many investors expressing appreciation for the increased transparency. Topics covered during our discussions with investors included:

•	Board leadership and composition, including board size and tenure

•	Corporate governance generally

•	Executive incentive compensation program

•	Corporate responsibility and sustainability

The feedback from this engagement was presented to, and continues to be reviewed by, the Nominating and Corporate Governance Committee in the context of our overall corporate governance structure as well as the Compensation Committee as it relates to our executive compensation program.

Board Refreshment, Diversity and Expertise

The Board of Directors and the Nominating and Corporate Governance Committee are committed to ensuring our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee focuses on director succession and tenure. Over the last four years, the Board has undergone significant refreshment by bringing in new directors who lend fresh perspectives resulting in increased gender/racial diversity and broadened backgrounds and skill sets.

2020 Proxy Statement	|	17

Board Refreshment. Under the leadership of the Nominating and Corporate Governance Committee, the Board has been notably refreshed over the last four years by adding four new directors, including three independent directors—all of whom are women—and rotating two directors off the Board. Since 2016, we have welcomed the following directors:

• Cathy E. Minehan in 2016 • Julie Atkinson in 2017 • Stephen H. Kramer in 2018 • Laurel J. Richie in 2019	Board Refreshment Since 2016

These directors have brought a mix of experience in digital strategy, marketing, communications, innovation, strategic and operational leadership, industry experience, financial expertise and risk management.

Board Diversity. Our goal is to have a Board that represents diversity as to experience, gender and ethnicity/race and is committed to a diversified membership, in terms of both the individuals involved as well as their various experiences and areas of expertise. In 2019, we amended our Corporate Governance Guidelines to provide that the Nominating and Corporate Governance Committee include, and has any search firm that it engages include, women and minority candidates in the pool from which director candidates are selected.

Over a majority (approximately 54%) of our Board is represented by women, which represents a marked increase from 2015 when approximately one-third of Board members were women. Currently, 15% of Board members are racially diverse and we are focused on increasing the racial diversity of our Board. The Board continuously seeks to broaden its membership to ensure it has the right mix of directors with institutional knowledge, fresh perspectives, differentiated backgrounds, and diversity in terms of gender and ethnicity.

Board Diversity 13 Board Directors 7 Women /2 Racially Diverse

Board Expertise. We seek a Board that reflects a range of talents, ages, skills, character and expertise— particularly in the areas of finance and accounting, management, domestic and international markets, leadership, corporate governance and the child care, education and related industries in which we operate—sufficient to provide sound and prudent guidance with respect to our operations and interests. The Nominating and Corporate Governance Committee regularly reviews the skills, experience, and backgrounds that it believes are desirable to be represented on the Board. The following depicts certain of the Board members’ varied skills, experience, and backgrounds based on the Nominating and Corporate Governance Committee’s most recent skills review:

Director Experience & Expertise

Board Independence

Our Corporate Governance Guidelines provide that the Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the NYSE. The Board evaluates relationships of each director and nominee with Bright Horizons and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the listing standards of the NYSE. The Board reviews transactions and relationships between each non-employee director and nominee or any member of his or her immediate family and

18	|	Bright Horizons

Bright Horizons. The purpose of this review is to determine whether there are any such relationships or transactions and, if so, whether they are inconsistent with a determination that the director or nominee was independent.

As a result of this review, the Board has affirmatively determined that Mr. Alleva, Ms. Atkinson, Mr. Bekenstein, Mr. Brown, Mr. Hitch, Ms. Kondracke, Dr. Lawrence-Lightfoot, Ms. Mason, Ms. Minehan, Ms. Richie and Ms. Tocio, are independent under the governance and listing standards of the NYSE.

Board Independence

Board and Committee Annual Performance Reviews and Individual Director Self-Assessments

Our Corporate Governance Guidelines provide that the Board is responsible for annually conducting a self-evaluation of the Board as a whole. In addition, the written charters of each of the Audit, Compensation, and Nominating and Corporate Governance Committees provide that each committee shall evaluate its performance on an annual basis. During 2019, the Board and each committee conducted a self-evaluation pursuant to these requirements.

The Board conducts an individual director assessment and peer review annually to enhance director development, accountability and leadership planning. The Board views this annual individual self-assessment and peer review as an integral part of its commitment to continuous improvement and achieving high levels of Board and committee performance. Below is a synopsis of the Board’s self-evaluation and individual director self-assessment and peer review process:

Director Nominations

Criteria and Process of Identifying and Evaluating Candidates for Consideration as a Director Nominee

The Nominating and Corporate Governance Committee is responsible for recommending candidates to stand for election to the Board at the Company’s annual meeting of shareholders and for recommending candidates to fill vacancies on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including other Board members and our Chief Executive Officer. It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director. Our Corporate Governance Guidelines provide that the Board shall review the appropriate skills and characteristics required of Board members in the context of its current make-up. It is the policy of the Board that directors should possess the highest personal and professional ethics, integrity and values. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings. The Nominating and Corporate Governance Committee evaluates each individual in the context of the skills, character, diversity and expertise of the Board as a whole, with the objective of recommending a group that can best continue the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The Board seeks the best director candidates based on the skills and characteristics required without regard to race, color, national origin, religion, disability, marital status, age, sexual orientation, gender, gender identity and expression, or any other basis protected by federal, state or local law. In 2019, we amended our Corporate Governance Guidelines to provide that our Board seeks to represent diversity as to experience, gender and ethnicity/race as well as be committed to a diversified membership, in terms of both the individuals involved as

2020 Proxy Statement	|	19

well as their various experiences and areas of expertise. Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee include, and has any search firm that it engages include, women and minority candidates in the pool from which director candidates are selected.

The Nominating and Corporate Governance Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1—Election of Directors.” In 2018, the Nominating and Corporate Governance Committee retained Spencer Stuart, an executive search and leadership consulting firm, to assist in identifying potential candidates for the Board. This resulted in Ms. Richie joining the Board as a new independent member in March 2019.

Procedures for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee considers properly submitted recommendations for candidates to the Board from shareholders in accordance with our By-laws. Any shareholder may submit in writing a candidate for consideration for each shareholder meeting at which directors are to be elected by no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting. Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, and the information required by Section 1.2 of our By-laws. Recommendations should be sent to c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, MA 02472. The Nominating and Corporate Governance Committee evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The Nominating and Corporate Governance Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.

Majority Voting

The Company’s By-laws include a majority voting requirement for the election of directors at uncontested meetings of shareholders to increase our Board’s accountability to our shareholders. Under the Company’s majority voting standard, a nominee for director in an uncontested election will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (disregarding abstentions and broker non-votes). Directors are elected by plurality vote in a contested election of directors (as defined in our By-laws). Our By-laws provide that a proposed nominee must deliver an irrevocable letter of resignation as a director, effective upon such person’s failure to receive the required vote for reelection at the next meeting of shareholders at which such person faces reelection. To the extent that an irrevocable resignation has not been previously received by the Board from an incumbent director, in an election that is not a contested election, if any incumbent director nominated for reelection fails to receive a majority of the votes cast in an election, such director will promptly tender his or her resignation to the Board. An irrevocable resignation shall become effective on (1) that person not receiving a majority of the votes cast in an election that is not a contested election of directors, and (2) acceptance of that resignation by the Board in accordance with Section 2.2 of our By-laws. The Nominating and Corporate Governance Committee shall make a recommendation to the Board as to whether to accept or reject an incumbent director’s resignation, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation and the rationale behind the decision within 90 days following certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board does not accept the resignation, the incumbent director will continue to serve until the next annual meeting and until his or her successor is duly elected, or earlier resignation or removal.

Policies Relating to Directors and Limits on Board Service

It is our policy that directors, who are also employees of the Company shall offer their resignation from the Board at the same time they retire from employment with the Company. In addition, it is our policy that directors who retire or otherwise change from the principal occupation or background association they held when they were originally invited to the Board should provide notice to the Board and offer to resign. The Board does not believe that such directors should necessarily leave the Board, but it is our policy that there should be an opportunity for the Board to review the continued appropriateness of such director’s membership under these circumstances.

We believe that no director should serve on more than four boards of public companies (including our Board), provided, however, that current directors serving on more than four boards of public companies at the time this provision was adopted may continue to serve on those boards until such time as they meet this requirement. We believe that our Chief Executive Officer should serve on no more than two boards of public companies (including our Board).

20	|	Bright Horizons

Pursuant to our Audit Committee charter and NYSE Rules, members may serve on no more than three separate public company audit committees simultaneously without prior review and determination by the Board that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Mr. Alleva, a retired partner at PwC currently serves on the audit committees of four public companies (including Bright Horizons). The Board, after due consideration of the facts and in light of Mr. Alleva’s dedication to, and stewardship of, the Company’s Audit Committee, determined that Mr. Alleva’s service on the audit committees of four public companies would not impair his ability to effectively serve on the Company’s Audit Committee.

Director Education

Our director orientation and continuing education program consists of visits to Bright Horizons centers, background material on the Company, education regarding our Code of Business Conduct and Ethics and other policies and practices relevant to our business and operations, and meetings with and presentations by senior management. In addition, we provide updates on relevant topics of interest to the Board. We also encourage directors to attend director education programs sponsored by various educational institutions and all Board members receive a National Association of Corporate Directors membership.

Code of Business Conduct and Ethics

Bright Horizons demands integrity and is committed to upholding high ethical standards. We have a written Code of Business Conduct and Ethics Applicable to all Directors, Officers and Employees and a written Code of Ethics for Senior Managers and Financial Management Team, which are designed to ensure that our business is conducted with integrity. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these codes can be found under “Corporate Governance—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. We intend to disclose any future amendments to, or waivers from, these codes of ethics for Bright Horizons executive officers within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

Online Availability of Information and Governance Documents

The current versions of our Corporate Governance Guidelines, Code of Business Conduct and Ethics Applicable to all Directors, Officers and Employees, Code of Ethics for Senior Managers and Financial Management Team and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available under “Corporate Governance—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. These materials are also available in print free of charge to shareholders upon written request to c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, Massachusetts 02472.

2020 Proxy Statement	|	21

CORPORATE RESPONSIBILITY

Bright Horizons has been changing the way employees and their families work for 30 years. Back in 1986, our founders saw that access to high quality child care was an obstacle for working parents. Partnering with employers to provide on-site child care enters became just one way we responded to help whole organizations work more effectively. Today we offer child care and early education, back-up child and elder care, and educational advisory services for adult learners to continue their education and careers—tools used by more than 1,150 of the world’s top employers and that help power many of the world’s best brands.

OUR IMPACT
1,100 Child Care Centers and Nurseries Worldwide 33,900 Bright Horizons Employees Across the Globe 1 Child and Family at a Time

To deliver results, we put our HEART in everything we do. Our HEART Principles—HONESTY, EXCELLENCE, ACCOUNTABILITY, RESPECT, and TEAMWORK are the core tenets of our mission and our culture. Our corporate and social responsibility and philanthropic efforts are aligned with our mission and values, supporting initiatives that combine our knowledge, experience and compassion— both as an organization and as individuals. These efforts and principles are embedded throughout our operations, and our unique business model affords us the opportunity to not only build a sustainable long-term organization, but to also have a significant impact on the children, families and adult learners we work with and in the communities where we live.

Social Sustainability. Bright Horizons strives to be a positive influence in our communities by living up to the highest ethical standards, pursuing socially-minded business practices, providing rewarding career and employment opportunities, delivering high-quality child care and early education, and giving back to our communities in concert with our employees’ individual efforts. During 2019 and 2020, together, we:

•

Supported the communities in which we work and live. Bright Horizons proudly stands behind our many employees who give their time to non-profit organizations, awarding grants to these organizations in recognition of volunteer work our employees do to give back to their communities.

•

Continued to work together to support the Bright Horizons Foundation for Children®, a nonprofit organization focused on brightening the lives of children, youth, and families experiencing homelessness and other crises, through its mission to bring Bright Spaces® to children and families in homeless shelters and agencies supporting families in crisis. In 2019, more than 4,000 Bright Horizons employees participated in more than 250 Brightening Lives activities and more than 350 Bright Spaces serviced children in need.

•

Launched our Employee Relief Fund to offer tax-free grants of up to $1,000 to employees facing significant financial hardship resulting from an unexpected and personally catastrophic event, such as those caused by natural disaster, fire, flood, or serious accident. This is a cooperative program funded by Bright Horizons and its employees and grants never need to be repaid.

•

Responded to the COVID-19 pandemic by partnering with #FirstRespondersFirst (an organization conceived by the Harvard T.H. Chan School of Public Health, Thrive Global, and the CAA Foundation) to support healthcare workers on the front lines of the COVID-19 pandemic by utilizing our facilities, our employees and our expertise to operate child care center hubs to provide free high-quality, safe and nurturing care for the children of first responders. The partnership currently is operating hubs in Seattle, WA, Detroit, MI and Washington, D.C. and we expect to open and operate four more hubs in San Jose, CA, Cary, NC, Dallas, TX and Birmingham, AL.

Employee Sustainability and Development. Our ability to be successful in the global marketplace directly depends on attracting and retaining talented and skilled employees, and keeping those individuals fully engaged in our business. From hiring, career development, and compensation to safety and wellness, we are invested in creating programs and resources that enhance our workplace environment, our employee experience, and retain and engage our talent. A few notable programs and initiatives include the following.

•

Horizons Teacher Degree Program. A key program offering for Bright Horizons is our Horizons Teacher Degree Program, which embodies our culture and mission—that career development is a great way to both support our people and reach our Company’s talent goals. Our Horizons Teacher Degree Program, launched in 2018, allows employees to earn an associate and bachelor’s degree in early childhood education at no-cost—participants do not have to pay for any expenses out of pocket, including tuition, fees and books. The

22	|	Bright Horizons

program, which is a first-of-its-kind offering in the education field, removes any financial obstacles for employees pursing a degree, including those posed by traditional tuition reimbursement programs.

•

Wellness Initiatives. We provide wellness initiatives to our employees with benefits relating to nutrition, stress management and employee assistance, financial well-being, mental health, and work-life balance and we provide a robust, award-winning ongoing employee training and career development program that is available to all employees through our online training university that includes online and offline components and interactive courses.

•

Employee Engagement. Retaining and developing our workforce starts with our employees. For over 20 years, Bright Horizons has listened to its employees’ voluntary feedback using the annual company-wide Employee Experience Survey. The survey results help us to understand the employee experience, both operations and center-based as well as our corporate home team, to evaluate our performance, and to identify strengths and pinpoint opportunities for improvement. Listening to our employees’ feedback and taking steps to create positive change in our organization is critical to our mission to be and remain an employer of choice and a great place to work.

•

Response to COVID-19. The recent outbreak of COVID-19 has disrupted our operations in the United States, United Kingdom and the Netherlands. During this time, as always, our primary focus and attention is on the well-being and health and safety of the children and families we serve, the teachers and staff at our centers and all our employees. In response to the growing challenges presented by COVID-19, we made the difficult decision to temporarily close a majority of our U.S.- and U.K-based centers and nurseries. We currently operate client and “hub” centers in these jurisdictions to serve children of essential and key workers in the COVID-19 response and have implemented COVID-19 practices and protocols for this unique care situation. The “hub” centers accommodate children in smaller group sizes with enhanced teacher-to-child ratios and employ health checks, social distancing pick up and drop off procedures, and intensified hygiene, cleaning and disinfection protocols. For our teachers and staff working in our “hub” centers serving critical workers during this time, we are offering enhanced pay, masks and a grocery program that allows teachers and staff to shop for grocery staples and household necessities at no-cost to them. All our employees are receiving enhanced sick time.

In light of the impact of these closures on our furloughed teachers and staff, we are offering continued benefits and support to our employees, including health insurance coverage, ongoing training opportunities and other resources. Teachers also may continue to access our Horizons Teacher Degree Program during this time so they can pursue their associate and bachelor’s degree online at no cost to them. As discussed in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, Mr. Kramer, our Chief Executive Officer, has elected to voluntarily forgo his salary, and our other named executive officers have voluntarily elected to reduce their salaries. Additionally, Mr. Lissy, our Chair, and other members of the Board have voluntarily elected to forgo their annual cash retainers. These changes to executive and Board compensation will continue until the earlier of December 31, 2020 or such time as a majority of the Bright Horizons centers that have temporarily closed, as a result of COVID-19, reopen. Our executive officers and Board believe this is the right step to take during these uncertain times.

Governance and Ethical Sustainability. Ethical behavior is a core tenet of our Company’s values. Our employees, across all locations and job functions, have internalized the value of ethical behavior, routinely going beyond mere compliance with applicable laws and regulations. The foundation of our culture is our HEART principles, through which we encourage Honesty, Excellence, Accountability, Respect, and Teamwork. We operate a robust ethics and compliance program, which includes regular employee training, and our Code of Business Conduct and Code of Ethics are designed to ensure that our business is conducted with integrity. Our governance highlights are discussed elsewhere in this Proxy Statement.

Commitment to Diversity and Inclusion. Bright Horizons is fully committed to a workplace where all employees feel welcomed and comfortable. We are an organization made up of employees, children and families from many cultures, backgrounds and experiences. At Bright Horizons, we don’t just talk about diversity and inclusion, we embrace it. We understand the importance of welcoming differences, creating a sense of belonging and providing opportunities for our employees to bring their full selves to work.

Diversity & Inclusion—A Critical Mission. We are committed to diversity/inclusion and have incorporated diversity, inclusion and belonging throughout our organization. Our Inclusion Vision in which “we are committed to creating inclusive environments where everyone has a sense of belonging and has the opportunity to contribute and thrive in meaningful and impactful ways,” guides and defines our journey in this critical area. To bring this vision to light, we leverage the below to facilitate interactive activities, ignite/engage in bold conversations, and lead diversity

2020 Proxy Statement	|	23

awareness and inclusive leadership trainings, webinars and discussion groups—all with an aim to aid us in creating a culture where everyone’s unique differences are celebrated and valued:

•	Inclusion Steering Committee—comprised of senior leaders and executive officers who inform the strategy for Bright Horizon’s overall diversity and inclusion initiatives.

•

Inclusion Council—leads our efforts to create a workplace where each employee is fully welcomed, supported and celebrated, and helps build mindfulness around how we interact, communicate, and work with one another and with the families we serve. The Inclusion Council is guided by the Inclusion Steering Committee and includes representatives from Bright Horizons business units and functional departments, executive members, and co-chairs of our eight Employee Advisory Groups.

•

Employee Advisory Groups—voluntary, company-sponsored internal associations dedicated to fostering a diverse and inclusive work environment within the context of Bright Horizons’ mission, values, goals, business practices, and objectives, and which include the following communities:

• African Heritage	• Differently Abled

• Asian and Pacific Islander	• Working Parents

• Hispanic Latino	• Professional Women

• LGBTQ	• Men in Early Care and Education

•	Community Network Groups—communities to connect employees across the business by providing a facilitated space to exchange stories, resources and dialogue.

Award Winning Culture. We are honored and proud to have a long track record of being named an employer of choice for women and minorities and for all of our employees. Following are some of our most recent awards related to culture, diversity and inclusion:

✓ FORTUNE Magazine’s 2019 Best Workplaces for Diversity	✓ FORTUNE Magazine’s 2019 Best Workplaces for Women

✓ Forbes’ 2020 Best Workplaces for Diversity	✓ Bloomberg’s 2020 Gender Equality Index

✓ Boston Globe’s 2019 Top Place to Work in Massachusetts	✓ Denver Post 2019 Top Workplaces in Colorado

✓ Human Rights Campaign Foundation’s 2019 Best Places to Work for LGBTQ Equality	✓ 2019 “Best Workplaces for Women” by the Great Place to Work Institute

✓ Boston Business Journal’s 2019 Best Place to Work	✓ Denver Business Journal 2019 Best Places to Work

✓ 2019 “Best Workplaces” in the Bay Area by the Great Place to Work Institute	✓ 2019 “Best Workplaces” in New York by the Great Place to Work Institute

✓ 2019 Champions of Change for Women in Business	✓ Companies that Care 2019 Honor Roll

“100 Best Companies to Work For” by FORTUNE Magazine Awarded 19 times—most recently in 2020

“Best Workplaces” in the United Kingdom by the Great Place to Work Institute Awarded 14 times—most recently in 2019

“Best Workplaces” in the Netherlands by the Great Place to Work Institute Awarded 5 times—most recently in 2020

24	|	Bright Horizons

TRANSACTIONS WITH RELATED PERSONS

In fiscal 2019, we did not enter into any reportable related person transaction, nor is any related person transaction currently proposed, in which any of our directors or executive officers has a direct or indirect material interest. As of December 31, 2019, we had more than 1,150 client relationships with employers across a diverse array of industries and, from time to time, we may provide service offerings to certain of our 5% or greater shareholders. Any contracts and transactions with such shareholders are consummated in the ordinary course of business on an arm’s-length basis.

Policies and Procedures for Related Party Transactions

The Board has adopted a written policy for the review and approval or ratification of transactions involving related persons. “Related Persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer, any greater than 5% shareholder and the immediate family members of any of those persons. The Audit Committee is responsible for administering this policy.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships, or currently proposed transaction, in which (1) the aggregate amount exceeds $120,000 with respect to any fiscal year, (2) the Company is a participant, and (3) any Related Person has or will have a direct or indirect material interest, other than solely as a result of being a director or a less than 10% beneficial owner of another entity (an “Interested Transaction”). Under the policy, the Audit Committee and the Board have reviewed and determined that certain categories of Interested Transactions are deemed to be pre-approved or ratified by the Board even if the amounts will exceed $120,000. These are: (a) the employment and compensation arrangements required to be reported in the proxy statement; (b) director compensation required to be reported in the proxy statement; (c) any transaction with another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where the Company is indebted to another company if the total amount of indebtedness does not exceed 1% of that company’s total consolidated assets (in both cases, the pre-approval applies if the Related Person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares); (d) competitively bid or regulated public utility services transactions; (e) transactions involving trustee-type services; and (f) transactions where the Related Person’s interest arises solely from the ownership of our common stock and all common shareholders received the same benefit on a pro rata basis.

The Audit Committee Chair has the authority to pre-approve or ratify any Interested Transaction with a Related Person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an Interested Transaction, the Audit Committee and the committee Chair, as applicable, may take into account such factors as they deem appropriate, which may include whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

2020 Proxy Statement	|	25

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2020 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers, directors and director nominees; and

•	all of our directors and executive officers as a group.

The percentage ownership information shown in the table below is based upon 58,172,141 shares of common stock outstanding as of April 1, 2020.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options or settlement of vested restricted stock units and securities held by the respective person or group which may be exercised or converted within 60 days after April 1, 2020 as well as shares of unvested restricted stock over which a respective person has voting power. Such shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated below, the address for each listed director, officer and shareholder is c/o Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, Massachusetts 02472. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Name	Number of Shares	Percentage
Beneficial holders of 5% or more of our outstanding common stock:

T. Rowe Price Associates, Inc.(1)	6,885,950	11.8%

The Vanguard Group(2)	5,344,520	9.2%

BlackRock, Inc.(3)	3,480,285	6.0%

Massachusetts Financial Services Company(4)	2,929,975	5.0%

Directors and executive officers:

Mary Lou Burke Afonso(5)	87,912	*

Lawrence M. Alleva(6)	5,957	*

Julie Atkinson(7)	2,196	*

Maribeth Bearfield(8)	11,617	*

Joshua Bekenstein(9)	4,946	*

Elizabeth J. Boland(10)	124,298	*

Roger H. Brown(11)	40,933	*

John G. Casagrande(12)	38,231	*

Jordan Hitch(13)	4,946	*

Marguerite Kondracke(14)	13,457	*

Stephen H. Kramer(15)	99,775	*

Dr. Sara Lawrence-Lightfoot(16)	5,957	*

David H. Lissy(17)	333,254	*

Linda A. Mason(18)	40,933	*

Cathy E. Minehan(19)	3,946	*

Laurel J. Richie(20)	937	*

Mary Ann Tocio(21)	131,593	*

All Directors, Nominees and Executive Officers as a Group (17 persons)(22)	909,955	1.6%

(*)	Indicates less than 1%.

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(1)

The information regarding T. Rowe Price Entities (as defined below) is based solely on information included in the Schedule 13G/A filed by them with the SEC on February 14, 2020. T. Rowe Price Entities reported that T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power with respect to 1,460,136 shares of common stock and sole dispositive power with respect to 6,885,950 shares of common stock and that T. Rowe Price New Horizons Fund, Inc. (together with Price Associates, the “T. Rowe Price Entities”) has sole voting power with respect to 4,323,646 shares of common stock. The principal business address of the T. Rowe Price Entities is 100 E. Pratt Street, Baltimore, MD 21202.

(2)

The information regarding The Vanguard Group (“Vanguard”) is based solely on information included in the Schedule 13G/A filed by Vanguard with the SEC on February 12, 2020. Vanguard reported that it has sole voting power with respect to 33,583 shares of common stock, shared voting power with respect to 10,804 shares of common stock, sole dispositive power with respect to 5,307,694 shares of common stock, and shared dispositive power with respect to 36,826 shares of common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

The information regarding BlackRock, Inc. (“BlackRock”) is based solely on information included in the Schedule 13G filed by BlackRock with the SEC on February 7, 2020. BlackRock reported that it has sole voting power with respect to 3,234,804 shares of common stock and sole dispositive power with respect to 3,480,285 shares of common stock. The principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)

The information regarding the Massachusetts Financial Services Company (“MFS”) is based solely on the information included in the Schedule 13G filed by MFS with the SEC on February 14, 2020. MFS reported that it has sole voting power with respect to 2,923,921 shares of common stock and sole dispositive power with respect to 2,929,975 shares of common stock. The principal business address of MFS is 111 Huntington Avenue, Boston, MA 02199.

(5)

Includes 2,640 shares of common stock held by Ms. Burke Afonso’s daughters, 54,626 shares of common stock that can be acquired upon the exercise of outstanding options and 13,185 shares of unvested restricted stock awards.

(6)	Includes 4,946 shares that can be acquired upon the settlement of vested restricted stock units.
(7)	Includes 2,196 shares that can be acquired upon the settlement of vested restricted stock units.
(8)	Includes 4,200 shares of unvested restricted stock awards.
(9)	Includes 4,946 shares that can be acquired upon the settlement of vested restricted stock units.
(10)	Includes 26,620 shares held by the Elizabeth J. Boland Revocable Trust of 2018 and 28,730 shares of unvested restricted stock awards.
(11)

Includes (i) 1,226 shares held by the Roger H. Brown, Jr. Trust dated August 7, 1996, (ii) 2,246 shares held by Mr. Brown, (iii) 15,288 shares held by the Linda A. Mason Trust dated August 7, 1996, (iv) 9,281 shares held by Ms. Mason, Mr. Brown’s spouse, (v) 3,000 shares that may be acquired by Mr. Brown upon the exercise of outstanding options, (vi) 4,946 shares that can be acquired upon the settlement of vested restricted stock units by Mr. Brown, and (vii) 4,946 shares that can be acquired upon the settlement of vested restricted stock units by Ms. Mason.

(12)	Includes 200 shares of common stock held by Mr. Casagrande’s children and 36,555 shares of common stock that can be acquired upon the exercise of outstanding options.
(13)	Includes 4,946 shares that can be acquired upon the settlement of vested restricted stock units.
(14)	Includes 3,511 shares held by Ms. Kondracke, 5,000 shares held by Ms. Kondracke’s spouse, and 4,946 shares that can be acquired upon the settlement of vested restricted stock units.
(15)	Includes 3,875 shares held by the Charles River View Trust dated 12/13/07 and 64,200 shares of unvested restricted stock awards.
(16)	Includes 4,946 shares that can be acquired upon the settlement of vested restricted stock units.
(17)

Includes 12,096 shares of common stock held by Irrevocable Trusts for Mr. Lissy’s children, 4,500 shares of common stock that can be acquired upon the exercise of outstanding options, 43,100 shares of unvested restricted stock awards, 7,388 shares of common stock held by David H Lissy 2019 Grantor Retained Annuity Trust, and 9,147 shares of common stock held by the Lissy Family Foundation of which Mr. Lissy may be deemed a beneficial owner.

(18)

Includes (i) 15,288 shares held by the Linda A. Mason Trust dated August 7, 1996, (ii) 9,281 shares held by Ms. Mason, (iii) 1,226 shares held by the Roger H. Brown, Jr. Trust dated August 7, 1996, (iv) 2,246 shares held by Mr. Brown, Ms. Mason’s spouse, (v) 3,000 shares that may be acquired by Mr. Brown, upon the exercise of outstanding options, (vi) 4,946 shares that can be acquired upon the settlement of vested restricted stock units by Ms. Mason, and (vii) 4,946 shares that can be acquired upon the settlement of vested restricted stock units by Mr. Brown.

(19)	Includes 3,946 shares that can be acquired upon the settlement of vested restricted stock units.
(20)	Includes 937 shares that can be acquired upon the settlement of vested restricted stock units.
(21)

Includes 78,512 shares held by the Mary Ann Tocio Revocable Trust dated November 14, 2013, 49,135 shares of common stock that can be acquired upon the exercise of outstanding options, and 3,946 shares of common stock that can be acquired upon the settlement of vested restricted stock units.

(22)

Includes 147,816 shares of common stock that can be acquired upon the exercise of outstanding options, 153,415 shares of unvested restricted stock awards and 45,647 shares of common stock that can be acquired upon settlement of vested restricted stock units.

2020 Proxy Statement	|	27

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion describes our compensation philosophy, principles and practices with respect to the compensation of the executive officers listed below (referred to as our named executive officers) for fiscal 2019:

Stephen H. Kramer	Chief Executive Officer and President
Elizabeth J. Boland	Chief Financial Officer
Mary Lou Burke Afonso	Chief Operating Officer, North America Center Operations
Maribeth Bearfield(*)	Chief Human Resources Officer
John G. Casagrande(*)	General Counsel and Secretary
David H. Lissy(*)	Chair and Former Executive Chairman

(*)

Effective December 31, 2019, Mr. Lissy transitioned from his role as Executive Chairman to non-employee Chair of the Board and Ms. Bearfield and Mr. Casagrande were appointed executive officers of the Company. The compensation decisions made in connection with these leadership changes are further described below.

Overview of Compensation Program

Our named executive officers’ compensation is determined by the Compensation Committee and is reviewed annually. Our executive compensation program is designed to attract and retain high-quality leadership and incentivize our executive officers and other key employees to achieve company performance goals and strong individual performance over the short- and long-term. Our pay-for-performance approach to executive compensation places a greater emphasis on long-term equity incentive grants than on other forms of compensation, reflecting our focus on long-term value creation and serving to align the interests of our executive officers with those of our shareholders. For example, our annual Equity Choice Plan awards (as defined below), which permit recipients to choose awards of stock options or purchased restricted stock, require an upfront, personal investment by mandating participants who elect purchased restricted stock to pay 50% of the fair market value on the grant date to receive the underlying award.

It should be noted that the Compensation Committee’s compensation decisions for fiscal 2019 described in this Proxy Statement were made before the onset of the COVID-19 pandemic and its impacts on the Company. We expect the Compensation Committee may consider such impacts when reviewing our 2020 executive compensation program and may align 2020 executive compensation with the current economic environment. Any such executive compensation program decisions will be described in our proxy statement for next year’s Annual Meeting.

Fiscal 2019 Performance and Company Highlights

The Company achieved strong financial results in fiscal 2019 and successfully completed a number of operational and strategic activities during the year. We believe that our named executive officers were instrumental in helping us achieve these results. Key aspects of our overall financial, operating and strategic performance in fiscal 2019 are included below.

•	Fiscal 2019 Financial Performance:

28	|	Bright Horizons

•

Total Shareholder Return (“TSR”): The Company delivered a strong TSR in fiscal 2019 and has outperformed the Russell 3000 Index and the Russell Midcap Growth Index on a three- and five-year basis as outlined below:

	1-Year	3-Year	5-Year
Bright Horizons Family Solutions	34.85%	28.99%	26.17%
Russell 3000 Index	31.02%	14.57%	11.24%
Russell Midcap Growth Index	35.47%	17.36%	11.60%

*Source:	Thomson Reuters Eikon: Zach’s Investment Research

•	New Business Growth:

•	In 2019, we increased revenue in each of our operating segments by growing:

•	Full Service Center-Based Child Care revenue 6% to $1.7 billion.

•	Back-Up Care services revenue 21% to $296 million.

•	Educational Advisory services revenue 15% to $82 million.

•

As of December 31, 2019, the Company operated approximately 1,100 child care centers in the United States, the United Kingdom, the Netherlands, Canada and India, and served more than 1,150 of the world’s leading organizations.

•

Recognition as an Employer of Choice and Leader in Diversity: We are honored and proud to have a long track record of being named an employer of choice for women and minorities and for all of our employees. Following are some of our most recent awards related to culture, diversity and inclusion by external publications and organizations:

✓ FORTUNE Magazine’s 2019 Best Workplaces for Diversity	✓ FORTUNE Magazine’s 2019 Best Workplaces for Women

✓ Forbes’ 2020 Best Workplaces for Diversity	✓ Bloomberg’s 2020 Gender Equality Index

✓ Boston Globe’s 2019 Top Place to Work in Massachusetts	✓ Denver Post 2019 Top Workplaces in Colorado

✓ Human Rights Campaign Foundation’s 2019 Best Places to Work for LGBTQ Equality	✓ 2019 “Best Workplaces for Women” by the Great Place to Work Institute

✓ Boston Business Journal’s 2019 Best Place to Work	✓ Denver Business Journal 2019 Best Places to Work

✓ 2019 “Best Workplaces” in the Bay Area by the Great Place to Work Institute	✓ 2019 “Best Workplaces” in New York by the Great Place to Work Institute

✓ 2019 Champions of Change for Women in Business	✓ Companies that Care 2019 Honor Roll

“100 Best Companies to Work For” by FORTUNE Magazine Awarded 19 times—most recently in 2020

“Best Workplaces” in the United Kingdom by the Great Place to Work Institute Awarded 14 times—most recently in 2019

“Best Workplaces” in the Netherlands by the Great Place to Work Institute Awarded 5 times—most recently in 2020

For additional information on the Company’s fiscal 2019 performance, please see our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020. See also “Voluntary Reductions to Salary Due to Impact of COVID-19” below.

2020 Proxy Statement	|	29

Compensation and Governance Best Practices

Our executive compensation program includes a number of compensation practices intended to promote good corporate governance and align the interests of management with those of our shareholders:

What We Do:		What We Don’t Do:
☑	Limit incentive compensation—a 3x cap on the maximum payout of the portion of annual cash bonuses tied to Company performance.	☒	No tax gross-ups—we do not provide tax gross-ups to our executive officers.
☑	Maintain stock ownership guidelines—we have robust stock ownership guidelines for directors, our Chief Executive Officer and our other named executive officers.	☒	No repricing of options—we do not allow repricing of underwater stock options unless approved by our shareholders.
☑	Set challenging performance goals—we set rigorous corporate performance targets that we believe motivate our executives to deliver value to our shareholders.	☒	No defined benefit pension—we do not maintain a defined benefit pension plan for our executive officers.
☑	Tie incentive compensation to achievement of financial performance metrics—we disclose the financial performance metrics used in our incentive bonuses and maintain a pay mix that is weighted to performance-based compensation.	☒	Restrictions on Dividends and Dividend Equivalents—our Equity Plan prohibits participants from receiving current dividends that are paid before the underlying award vests and is paid.
☑	Minimum vesting requirement—awards granted under the Equity Plan have a one (1) year minimum vesting requirement (subject to a 5% carve-out).	☒	Do not incentivize excessive risk taking—we annually assess our compensation program to mitigate compensation-related risks.
☑	Clawback policy—we maintain a clawback policy covering performance-based cash and equity compensation for current and former executive officers (including all named executive officers).	☒	Limited perks—we provide only modest perquisites to our executive officers and most benefits are available to all eligible employees.
☑	Limits on non-employee director compensation—our Equity Plan contains a separate limit on the value of equity awards and cash fees that may be awarded annually to non-employee directors.	☒	Anti-hedging and anti-pledging policy—hedging and pledging transactions are strictly prohibited under our Amended and Restated Insider Trading Policy.

Chair Transition and Alignment of Compensation in 2020

Effective December 31, 2019, Mr. Lissy transitioned from his role as Executive Chairman to non-employee Chair of the Board and Maribeth Bearfield, Chief Human Resources Officer, and John G. Casagrande, General Counsel and Secretary, were each appointed executive officers. In connection with these leadership changes, the Compensation Committee reviewed the overall compensation structure for executive officers and approved the following changes to fiscal 2020 executive officer compensation to reflect the transition and promotions and to align overall compensation:

•

Increased Mr. Kramer’s salary to $480,000, increased his target cash bonus award opportunity from 125% to 145% of salary and increased his equity awards target incentive value from 200% to 225% of salary.

•	Increased Ms. Boland’s target cash bonus award opportunity from 75% to 100% of salary.

•	Increased Ms. Burke Afonso’s equity awards target incentive value from 135% to 150% of salary.

•	Aligned Mr. Casagrande’s equity awards target incentive value with the target amounts of the other named executive officers by increasing such value from a fixed $150,000 to 100% of salary.

•

Awarded Mr. Lissy the equivalent of his 2020 Equity Choice Plan award consisting of purchased restricted stock, for which he paid $869,710, in recognition for his performance in fiscal 2019 and the successful completion of the Company’s Chief Executive Officer transition. The Board also approved new Chair compensation for Mr. Lissy as further discussed under “Director Compensation” elsewhere in this Proxy Statement.

Voluntary Reductions to Salary Due to Impact of COVID-19

As a result of the impact of the outbreak of COVID-19 on our business and our employees, our executive officers agreed to voluntary temporary reductions in their salaries effective March 30, 2020. Mr. Kramer voluntarily elected to forgo 100% of his salary and Mses. Bearfield, Boland and Burke Afonso and Mr. Casagrande each voluntarily elected to reduce their salaries by 25%. Additionally, Mr. Lissy, our Chair, and other members of the Board have voluntarily elected to forgo their annual cash retainers. The changes to executive and Board compensation will continue until the earlier of December 31, 2020 or such time as a majority of the Bright Horizons centers that have temporarily closed, as a result of COVID-19, reopen. Our executive officers and Board believe this is the right step to take during these uncertain times.

30	|	Bright Horizons

Compensation Philosophy, Objectives, and Process

Our compensation philosophy centers on:

•	Pay for Performance: Compensation should be tied to the achievement of financial targets and operating and strategic goals.

•

Equity Ownership: A significant part of our compensation program is in the form of equity-based awards. These awards serve to align the interests of our executive officers with those of our shareholders, encourage long-term retention and incentivize long-term value creation.

•	Individual Performance: Compensation should take into account and reward individual performance and contributions to our success.

Role of the Compensation Committee and our Chief Executive Officer. The Compensation Committee oversees our executive compensation program and is responsible for approving the compensation paid to, and the agreements entered into with, our executive officers, including our named executive officers. The Compensation Committee determines the salary, annual cash incentive compensation and equity compensation of our executive officers, including our named executive officers. The Compensation Committee applies the same general principles to the compensation-related decisions it makes for all of our named executive officers, regardless of position.

Our Chief Executive Officer provides recommendations to the Compensation Committee with respect to compensation-related decisions for our other executive officers, including salary adjustments, target annual cash bonus awards and equity awards, and also provides an assessment of each officer’s individual performance. The Compensation Committee considers these recommendations as one factor when making decisions regarding the compensation of these named executive officers; however, the Compensation Committee is ultimately responsible for approving named executive officer compensation. With respect to our Chief Executive Officer, the Compensation Committee annually reviews and approves the corporate and individual goals relevant to compensation, evaluates performance in light of those goals, and determines and approves compensation based on this evaluation. In 2019, the Compensation Committee reviewed our Chief Executive Officer’s performance with input from our then Executive Chairman.

Role of Compensation Consultant and Benchmarking. Although we may decide to do so in the future, neither the Company nor the Compensation Committee currently uses a compensation consultant or compensation benchmarking comparison data to assist in the determination of the compensation to be paid to our named executive officers. The Compensation Committee relies on the factors described in this Compensation Discussion and Analysis in making compensation decisions for our named executive officers.

The Role of Shareholder Say-on-Pay Vote. The Compensation Committee reviewed the results of the Company’s 2019 Annual Meeting held on May 29, 2019 at which our shareholders overwhelmingly approved, on an advisory basis, the compensation of our named executive officers with approximately 91.8% of the votes cast voting in favor of the proposal. The Compensation Committee believes this affirms our shareholders’ support of the Company’s approach to executive compensation. Although the vote is non-binding, the Compensation Committee considered the results of the vote in its review of our executive compensation program. Based on this level of support and its assessment of the efficacy and appropriateness of our executive compensation program, the Compensation Committee did not implement substantial changes to our general compensation program, although the Compensation Committee revised compensation to align with recent leadership changes and executive officer appointments as described below. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay vote when making future compensation decisions for the Company’s named executive officers.

Elements of Executive Compensation

The compensation of our named executive officers consists of salary, an annual cash bonus, equity awards, and employee benefits that are generally made available to all eligible employees and certain other benefits, as described below. Our named executive officers are also entitled to certain compensation and benefits upon a qualifying termination of employment pursuant to severance agreements, which are more fully described in “Potential Payments Upon Termination or Change of Control” found elsewhere in this Proxy Statement.

Salary. Salaries for our named executive officers provide a fixed, base level of cash compensation. It is our philosophy to maintain a conservative level of base cash compensation, with greater emphasis placed on short- and long-term incentive compensation. Salaries for our named executive officers are reviewed annually by the Compensation Committee. When reviewing salaries, the Compensation Committee takes into account such factors as each officer’s experience and individual performance, the Company’s performance as a whole and general industry conditions, but does not assign specific weighting to any factor. Consistent with the philosophy of maintaining a conservative level of base cash compensation, we have generally provided for modest salary increases on an annual basis.

2020 Proxy Statement	|	31

For fiscal 2019, the Compensation Committee approved an increase of 3% in the salaries for our named executive officers, other than Mr. Lissy, which is in line with the Company-wide targeted salary increase of 3% proposed by management in our annual operating budget. In light of the completion of Mr. Lissy’s transition from Chief Executive Officer and to align Mr. Lissy’s compensation with the new management structure, Mr. Lissy’s salary remained consistent with his 2018 level.

The table below summarizes the salary changes for our named executive officers for fiscal 2019 as approved by the Compensation Committee:

Named Executive Officer	2019 Salary	2018 Salary	(%) Change
Stephen H. Kramer	$420,755	$408,500	3%
Elizabeth J. Boland	$341,986	$332,026	3%
Mary Lou Burke Afonso	$305,964	$297,052	3%
Maribeth Bearfield	$275,834	$267,800	3%
John G. Casagrande	$250,776	$243,471	3%
David H. Lissy(1)	$318,270	$318,270	—

(1)

In 2019, to reflect the completion of the Chief Executive Officer transition and to align Mr. Lissy’s compensation with the new management structure, with Mr. Kramer serving as Chief Executive Officer effective January 1, 2018, Mr. Lissy’s salary remained consistent with his 2018 level.

Annual Cash Bonus. Our annual cash bonus program under our Annual Incentive Plan was established to promote and reward the achievement of key strategic and business goals as well as individual performance and is designed to motivate our executive officers to meet or exceed annual performance goals. Each named executive officer receives a target award opportunity under this program that is expressed as a percentage of the executive’s salary. Each executive’s target award opportunity is established by the Compensation Committee based on the individual’s scope of responsibilities and his or her potential contributions to the achievement of the Company’s strategic goals.

The table below summarizes the target award bonus opportunity for our named executive officers for fiscal 2019 as approved by the Compensation Committee:

Named Executive Officer	2019 Target Bonus Opportunity (% of salary)	2018 Target Bonus Opportunity (% of salary)
Stephen H. Kramer	125%	125%
Elizabeth J. Boland	75%	75%
Mary Lou Burke Afonso	100%	100%
Maribeth Bearfield	50%	50%
John G. Casagrande	35%	35%
David H. Lissy(1)	50%	100%

(1)

In 2019, to reflect the completion of the 2018 Chief Executive Officer transition and to align Mr. Lissy’s compensation with the new management structure, Mr. Lissy’s annual target cash bonus award was reduced to 50% of his 2019 salary.

32	|	Bright Horizons

Individual Performance. For fiscal 2019, with the exception of Mr. Casagrande, 50% of the cash bonus awards granted to our named executive officers was based on the achievement of pre-established corporate performance goals and 50% was based on a qualitative assessment of each individual’s performance, with primary emphasis on the achievement of individual goals communicated to the executive at the beginning of the fiscal year. For fiscal 2019, Mr. Casagrande’s annual cash bonus was based 40% on the achievement of pre-established corporate performance goals and 60% was based on a qualitative assessment of his individual performance due to differences in his compensation structure prior to his appointment as an executive officer. The individual goals applicable to all of our named executive officers for 2019 generally encompassed:

• Leadership skills and strategic vision	• Board and Board committee relations
• Strategic planning and execution	• External relations, including awards and recognition
• Culture and brand building	• Innovation and change management
• Integration of acquisitions	• Capital markets and efficient capital deployment
• Employee, parent and client satisfaction	• Succession planning and employee development
• Demonstrated ethics and values in line with those of our Company • Shareholder relations	• Other strategic and tactical decisions employed during the year to execute on the Company’s strategic plan and achieve financial performance targets for 2019

During the first quarter of 2020, the Compensation Committee evaluated the individual performance of our named executive officers for fiscal 2019 and considered the various individual and business factors outlined above, each named executive officer’s strategic and operational decisions and their contributions to our achievement of the corporate performance goals, and their other efforts to strengthen the Company’s performance (as more fully discussed below). After review and discussion, the Compensation Committee determined that each named executive officer earned 100% of the portion (60% for Mr. Casagrande and 50% for all other named executive officers) of the annual cash bonus award based on individual performance.

Corporate Performance. For the portion of the cash bonus awards based on the achievement of pre-established corporate performance goals (40% for Mr. Casagrande and 50% for all other named executive officers), the Compensation Committee selected adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)(1) and adjusted earnings per diluted share (“Adjusted EPS”)(1) as the corporate performance metrics for our annual cash bonus program for fiscal 2019. The Compensation Committee selected Adjusted EBITDA as it reflects the Company’s cash flow generation on a consistent basis and is a strong overall indicator of the Company’s operational performance. Adjusted EPS was selected as a corporate performance metric as it reflects the Company’s overall operating and financial achievements adjusted for the impact of certain non-cash charges and non-recurring transactions.

At the beginning of fiscal 2019, the Compensation Committee established target Adjusted EBITDA and Adjusted EPS corporate performance goals for the 2019 annual cash bonus awards. The Compensation Committee determined to equally weight these goals for the portion of the bonus award based on corporate performance—50% based on meeting an Adjusted EBITDA target level and 50% based on meeting an Adjusted EPS target level. Each target performance level (each, a “Target”) represents growth over the prior year’s performance. Achievement of Adjusted EBITDA and Adjusted EPS at their respective growth Targets results in 100% of the corporate performance portion of the annual cash bonus award being earned, subject to a proportional increase or decrease in the amount earned based on whether or not the Company’s performance for the year was either above or below the Target. There is a payout on a sliding scale if the Company outperforms or underperforms the Target with the maximum amount that can be paid to an executive officer based on the Company’s over-achievement of performance metrics capped at three times (300%) the portion of the annual cash bonus based on corporate performance.

For purposes of determining the 2019 annual cash bonus awards based on corporate performance:

•	Adjusted EBITDA for 2019 was $395 million (growth of $38 million over fiscal 2018), which was 71% of the Adjusted EBITDA Target of $410 million (growth of $53 million over fiscal 2018).

•	Adjusted EPS for 2019 was $3.67 (growth of $0.46 per share over fiscal 2018), which was 104.5% of the Adjusted EPS Target of $3.65 (growth of $0.44 per share over fiscal 2018).

(1)

Adjusted EBITDA and Adjusted EPS are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, which commonly are referred to as “non-GAAP measures.” Adjusted EBITDA represents EBITDA adjusted to exclude the impact of (i) non-cash operating lease expense, (ii) stock-based compensation expense, and (iii) certain transaction costs. We calculate Adjusted EPS based on adjusted net income, which represents net income determined in accordance with generally accepted accounting principles in the United States, adjusted to exclude the impact of (i) stock-based compensation expense, (ii) amortization of intangible assets, (iii) certain transaction costs, and (iv) the income tax provision (benefit) thereon, divided by the diluted weighted average number of our common shares. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition—Non-GAAP Financial Measures and Reconciliation” in our Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC on February 27, 2020 for additional information on Adjusted EBITDA and Adjusted EPS and a reconciliation of these non-GAAP financial measures.

2020 Proxy Statement	|	33

Based on the above results, the Company’s overall financial performance in 2019, as measured by Adjusted EBITDA and Adjusted EPS, resulted in a weighted average performance achievement of 87.8% for the portion of the annual cash bonus award tied to corporate performance goals. While the Compensation Committee has discretion to include, exclude or adjust for certain non-recurring or isolated charges, or to adjust the amount that each named executive officer earns with respect to his or her annual cash bonus based on other factors it deems appropriate, in awarding 2019 cash bonuses, the Compensation Committee did not make any such adjustments.

2019 Annual Cash Bonus Payout. During the first quarter of 2020, the Compensation Committee assessed for each named executive officer (1) the achievement of individual performance goals, including the strategic and operational decisions made to achieve the Company’s financial performance targets, and (2) the overall corporate performance achievement at 87.8% of target. The below table summarizes how the Compensation Committee determined the 2019 annual cash bonus awards:

Individual Performance (Weighted 50%) Composed of individual goals described on page 33, which are qualitatively assessed by the Compensation Committee			Corporate Performance (Weighted 50%) Composed of Adjusted EBITDA Target and Adjusted EPS Target, each of which are equally weighted

Salary	X	Target Opportunity (% of Salary)	X	Performance Achievement (50% Based on Individual and 50% Based on Corporate)(1)(2)	=	Payout

(1)	Subject to a 3x maximum achievement.
(2)

For 2019, Mr. Casagrande’s annual cash bonus was based 40% on corporate performance and 60% on individual performance due to differences in his compensation structure prior to his appointment as an executive officer.

Based on the above assessment, the Compensation Committee determined that our named executive officers would receive the following total cash bonuses for fiscal 2019 under our annual cash bonus plan:

	Target Bonus Opportunity as % of Salary for Fiscal 2019	Individual Performance (50%)	Corporate Performance (50%)			Weighted Average Total Bonus	Actual Bonus Paid as % of Salary for Fiscal 2019
Named Executive Officer			Adjusted EBITDA (25%)	Adjusted EPS (25%)	Weighted Average Achievement
Stephen H. Kramer	125%	100%	71%	104.5%	87.8%	93.9%	117.4%
Elizabeth J. Boland	75%	100%	71%	104.5%	87.8%	93.9%	70.4%
Mary Lou Burke Afonso	100%	100%	71%	104.5%	87.8%	93.9%	93.9%
Maribeth Bearfield	50%	100%	71%	104.5%	87.8%	93.9%	47.0%
David H. Lissy(1)	50%	100%	71%	104.5%	87.8%	93.9%	47.0%

	Target Bonus Opportunity as % of Salary for Fiscal 2019	Individual Performance (60%)	Corporate Performance (40%)			Weighted Average Total Bonus	Actual Bonus Paid as % of Salary for Fiscal 2019
			Adjusted EBITDA (20%)	Adjusted EPS (20%)	Weighted Average Achievement
John G. Casagrande	35%	100%	71%	104.5%	87.8%	95.1%	33.3%

(1)	The Compensation Committee awarded Mr. Lissy’s 2019 annual cash bonus following the above assessment as he served the entire year as an executive officer.

Equity Awards. The largest single component of our executive compensation program has been the annual granting of equity-based awards in the form of stock options and purchased restricted stock. Our equity compensation program for our named executive officers and other key employees permits our executives to elect to receive their annual equity award in the form of (1) non-qualified stock options, (2) purchased restricted stock, or (3) a combination of the two (the “Equity Choice Plan”).

Our Equity Choice Plan awards include certain provisions that align the interests of our executive officers with those of our shareholders such as:

•

executives who elect purchased restricted stock are required to make an upfront, personal investment in the underlying award by paying 50% of the fair market value of the underlying shares on the grant date to receive the underlying award;

•

three-year cliff-vesting for purchased restricted stock with such shares being subject to a risk of forfeiture in the event the recipient leaves the Company before the vesting date (except in the event of a change-of-control or upon death or disability); and

•	five-year vesting schedule for options with 60% vesting only upon the third anniversary of grant.

The Compensation Committee believes these equity-based awards serve to align the interests of our named executive officers with those of our shareholders and to encourage retention and promote a longer-term, strategic

34	|	Bright Horizons

view. We consider stock options to be performance-based because no value is created unless (1) the value of our common stock appreciates after grant and (2) the same value is created for our shareholders.

Under the Equity Choice Plan, the number of shares of our common stock subject to each stock option award will be determined by the Compensation Committee based on the target incentive compensation value for each executive and the Black-Scholes value of an option at the time of the grant. The number of shares of purchased restricted stock to be issued will approximately equal 120% of the executive’s target incentive compensation value divided by 50% of the fair market value of a share of Company common stock, as measured by the average closing price of our common stock for a 90-day period occurring prior to January 1st (typically the most recently completed calendar quarter). Beginning with the 2020 Equity Choice Plan awards, the number of shares of purchased restricted stock to be issued will approximately equal 185% of the executive’s target incentive compensation value divided by 50% of the fair market value of a share of Company common stock. This increase is intended to align the long-term value of the purchased restricted stock with that of stock options.

An executive who elects to receive purchased restricted stock is required to pay a purchase price on the date of grant equal to 50% of the fair market value of the shares of our common stock on the date of the award. In the event the executive’s employment with the Company terminates prior to the vesting date, in certain circumstances, the Company may, but is not obligated to, repurchase the shares subject to the award at a price equal to the lesser of cost or fair market value. Purchased restricted stock awards vest as to 100% of the restricted stock on the earliest of the third anniversary of the grant date, a change of control of the Company, or the termination of the participant’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date). Stock options granted under this program vest over five years with 60% of the stock options vesting on the third anniversary of the grant date, an additional 20% vesting on the fourth anniversary of the grant date and the final 20% vesting on the fifth anniversary of the grant date (subject to continued service with the Company through each applicable vesting date). The Compensation Committee applies these three- and five- year vesting periods to encourage retention and long-term focus on the Company’s overall performance.

In the first quarter of 2019, the Compensation Committee granted equity awards under the 2019 Equity Choice Plan with aggregate targeted values equal to a percentage of salary as indicated below. These targeted values did not change from the targeted values established by the Compensation Committee in fiscal 2018 other than for Mr. Kramer (whose target value was reduced to two times (2x) his salary) and Mr. Lissy (whose target value was reduced to 1.5 times his salary). The reduction in Mr. Kramer’s 2019 Equity Choice Plan target value was made to reset such amount to the former Chief Executive Officer’s target value and to appropriately align his award (which was increased in 2018 to five times (5x) his salary as one-time special recognition of his promotion to Chief Executive Officer) with the other named executive officers. Mr. Lissy’s 2019 Equity Choice Plan award was reduced to 1.5 times his salary in light of the new management structure.

Each award contains certain provisions to align the interests of our executive officers with those of our shareholders as further described above.

Named Executive Officer	2019 Target Value of Equity Awards (% of annual salary)
Stephen H. Kramer	200%
Elizabeth J. Boland	150%
Mary Lou Burke Afonso	135%
Maribeth Bearfield	100%
John G. Casagrande(1)	$150,000
David H. Lissy	150%

(1)

Mr. Casagrande’s 2019 Equity Choice Plan Award target value reflected a dollar amount target value rather than a percentage of his salary due to differences in his compensation structure prior to his appointment as an executive officer.

Information about the number of stock options granted to, and/or restricted shares purchased by, our named executive officers in 2019 is included in the “Grants of Plan-Based Awards” table and accompanying footnotes below, including the amounts paid by our named executive officers to purchase restricted stock in fiscal 2019.

Benefits and Perquisites. We provide modest benefits and perquisites to our named executive officers. Most of these benefits, such as matching contributions under our tax-qualified retirement plan—the Bright Horizons 401(k) Plan—and basic health and welfare benefit coverage, are available to all eligible employees.

Under the 401(k) Plan, employees’ elective deferrals are immediately vested and non-forfeitable. Each plan year, we may, but are not required to, make discretionary matching contributions and other employer contributions on behalf of eligible employees. For 2019, we matched 25% of each participant’s contributions, up to 8% of the

2020 Proxy Statement	|	35

participant’s compensation, provided that the participant had at least one year of service. Employer matching contributions and other employer contributions begin to vest 20% per year after two years of service with us and fully vest after six years of service. For our executive officers who participate in our 401(k) plan and have more than six years of service, all matching contributions are fully vested at the date of match.

In addition to the 401(k) Plan match, in 2019, we provided modest supplemental benefits and programs to certain named executive officers as described below. The compensation associated with these benefits is included in the “Summary Compensation Table.”

•	Company-paid supplemental disability insurance—provided to Mr. Lissy and Ms. Boland.

•

Matching contribution under our nonqualified deferred compensation plan—provided to Messrs. Casagrande and Kramer in connection with their election to participate in this plan for fiscal 2019 (as described below).

Our nonqualified deferred compensation plan (the “NQDC Plan”) for our executive officers and other highly compensated employees allows participants to defer up to 50% of salary and up to 100% of paid bonus compensation and receive earnings on these deferred amounts. We provide for discretionary matching contributions under this plan, which for 2019 was 25% of a participant’s elective deferral, up to $2,500 per year. Participants are fully vested in their elective deferrals, and Company matching contributions vest on the same schedule as under the 401(k) Plan, as described above.

Change of Control / Severance Agreements. All our named executive officers have severance agreements with the Company, which include severance, change of control, and restrictive covenant provisions. We believe that change of control arrangements provide our executives with security that will likely reduce any reluctance they may have to pursue a change of control transaction that could be in the best interests of our shareholders. We also believe that reasonable severance and change of control benefits are necessary in order to attract and retain high-quality executive officers. For more information on the severance agreements with our named executive officers, please see the description in “Potential Payments Upon Termination or Change of Control” found elsewhere in this Proxy Statement.

Other Key Compensation Practices

Executive Clawbacks. The Company has adopted a clawback policy that covers current and former executive officers who are or were subject to the requirements of Section 16 of the Exchange Act (including all of our named executive officers). This policy provides that if any such current or former executive officer has engaged in misconduct which materially contributed to a material restatement of the Company’s financial results, the Compensation Committee has the right to use reasonable efforts to recover from such executive officer an amount of performance-based compensation (including annual and long-term incentives, either cash or equity) awarded during the three-year period preceding such restatement equal to the amount of excess compensation awarded or earned had the compensation been calculated based on the restated financial results. The Compensation Committee will review any required changes to the clawback policy in light of evolving regulatory requirements, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Additionally, under the Sarbanes-Oxley Act, our Chief Executive Officer’s and Chief Financial Officer’s annual cash incentive payments and equity-based awards are subject to recoupment under circumstances where the Company materially fails to comply with a financial reporting requirement as a result of misconduct.

Anti-Hedging Policy and Anti-Pledging. The Company’s Amended and Restated Insider Trading Policy prohibits employees, executive officers and members of the Board (including family members and controlled entities) from purchasing securities or other financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. Similarly, directors, officers and employees (including family members and controlled entities) are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

No “Gross-ups.” The Company does not provide tax “gross-ups” for compensation, perquisites or other benefits provided to our executive officers.

No Repricing of Stock Options. The Company cannot reprice underwater stock options without shareholder approval.

Cap / Limit on Incentive Bonus. The Compensation Committee has implemented a three times (3x) cap on the maximum amount that could be paid to an executive under the portion of our annual cash bonus tied to corporate performance. The Compensation Committee believes such a limit will ensure that our annual cash bonus program rewards positive Company performance without creating an incentive to engage in undue risk or providing a windfall to an executive.

36	|	Bright Horizons

Stock Ownership Guidelines. The Company has stock ownership guidelines that apply to our Chief Executive Officer, named executive officers and non-employee directors to further align the interests of our executive officers and directors with the interests of the Company’s shareholders. Under our guidelines, our Chief Executive Officer is expected to own shares of Company stock with a market value of at least five times (5x) his/her annual salary, each other named executive officer is expected to own shares of Company stock with a market value of at least three times (3x) his/her annual salary, and each non-employee director is expected to own shares of Company stock with a market value of at least five times (5x) the annual cash retainer paid to non-employee directors for service on the Board. Non-employee directors, named executive officers and our Chief Executive Officer have five years from the date they become subject to the guidelines to meet the target. The Compensation Committee reviews compliance with these guidelines annually.

As of December 31, 2019, our Chief Executive Officer and each of our other named executive officers with the requisite years of service had met or exceeded this stock ownership requirement and all of our non-employee directors with requisite years of service had met or exceeded this stock ownership requirement.

Tax Considerations (Section 162(m))

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”) had generally disallowed a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for a company’s chief executive officer and its three other most highly compensated executive officers, other than its chief financial officer, excluding qualifying performance-based compensation and certain compensation paid under plans that were adopted prior to the expiration of the transition period related to our initial public offering in 2013. Under the Tax Cuts and Jobs Act, enacted in December 2017, the performance-based compensation exception to Section 162(m) was repealed for tax years beginning in 2018. As a result, compensation paid to our covered officers, including our Chief Financial Officer, in excess of $1 million will not be deductible unless such compensation is eligible for a grandfathering rule that preserves the performance-based compensation exemption for certain arrangements and awards in place as of November 2, 2017 or qualifies under a transition rule related to our initial public offering.

The Compensation Committee believes in the importance of retaining flexibility to approve compensation arrangements that promote the objectives of the Company’s compensation program, even if such arrangements may not qualify for full or partial tax deductibility. Accordingly, the Compensation Committee reserves the right to continue to award or approve compensation that is not tax deductible or otherwise limited as to tax deductibility in order to provide competitive levels of total compensation to our executive officers in a manner designed to incentivize achievement of our strategic goals and objectives and in furtherance of our compensation principles described above.

Risk Assessment of Overall Compensation Program

The Compensation Committee has reviewed with management the design and operation of our compensation program for all employees, including our executive officers, for the purpose of determining whether such program might encourage unnecessary or excessive risk-taking. In the case of all employees, salaries are fixed in amount and thus do not encourage risk taking. For eligible employees, including our executive officers and other members of senior management, our equity awards are long-term awards that help align the interests of our employees with those of our shareholders. These awards are made on an annual basis and subject to multi-year vesting schedules (three years in the case of restricted stock awards and five years in the case of stock options). The ultimate value of these awards is tied to the Company’s long-term stock price performance and based on this long-range focus, should not encourage unnecessary or excessive risk-taking. Our annual cash bonus plan was established to promote and reward the achievement of key annual corporate performance goals as well as individual performance. Each executive officer receives a target award opportunity under this program that is expressed as a percentage of the executive’s salary. While 50% of the annual cash incentive bonus is based on achievement of annual corporate performance goals, and such goals are, by definition, short-term in nature, the Company’s annual incentive program represents only a portion of the total compensation opportunity. Additionally, the maximum amount that can be paid to an executive officer based on the Company’s over-achievement of performance metrics is capped at three times (3x) the portion of the target bonus based on Company performance. In light of the above, the Compensation Committee, after discussion with management, believes that the Company’s compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

2020 Proxy Statement	|	37

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Bright Horizons specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Submitted by the Compensation Committee,

Jordan Hitch, Chair

Lawrence M. Alleva

Joshua Bekenstein

38	|	Bright Horizons

Summary Compensation Table

The following table sets forth information about compensation earned by, or awarded or paid to our named executive officers for the fiscal years specified below as required to be reported under SEC rules and regulations.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Stephen H. Kramer	2019	420,755	262,972	538,736	437,721	230,889	4,504	1,895,577
Chief Executive Officer and President	2018	408,500	255,313	1,354,032	1,134,966	234,377	3,133	3,390,320
	2017	309,000	154,500	563,491	—	122,673	7,000	1,156,664

Elizabeth J. Boland	2019	341,986	128,245	425,785	186,857	112,599	4,905	1,200,377
Chief Financial Officer	2018	332,026	124,510	423,218	195,340	114,300	5,325	1,194,719
	2017	322,355	120,883	587,690	—	95,981	4,693	1,131,602

Mary Lou Burke Afonso	2019	305,964	152,982	210,597	256,605	134,318	4,283	1,064,749
Chief Operating Officer,	2018	297,052	148,526	131,427	336,552	136,347	4,097	1,054,001
North America Center Operations	2017	288,400	144,200	284,165	162,720	114,495	3,586	997,566

Maribeth Bearfield(*)	2019	275,834	68,959	—	287,030	60,546	—	692,369
Chief Human Resources Officer

John G. Casagrande(*)	2019	250,776	52,663	—	154,996	30,825	6,606	495,866
General Counsel and Secretary

David H. Lissy(*)(7)	2019	318,270	79,568	1,481,910	—	69,860	30,291	1,979,899
Chair of the Board and	2018	318,270	159,135	1,036,945	—	146,086	6,356	1,666,792
Former Executive Chairman	2017	396,608	247,880	967,960	—	196,817	13,043	1,822,308

*	Effective December 31, 2019, Mr. Lissy transitioned from Executive Chair to a non-employee Chair of the Board and Ms. Bearfield and Mr. Casagrande were appointed executive officers of the Company.
(1)	Salary amounts are not reduced to reflect amounts contributed by the named executive officer to the 401(k) Plan or to the NQDC Plan.
(2)

Amounts shown reflect the cash amounts paid to our named executive officers under our annual cash bonus plan for each fiscal year that was earned based on individual performance, which is described in “—Elements of Executive Compensation—Annual Cash Bonus” above. These payments are made in the year following the fiscal year to which the payment relates.

(3)

The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of all restricted stock awards granted in 2019, 2018, and 2017 and reflect the 50% purchase price paid by the respective officer, which in fiscal 2019 was as follows: Mr. Kramer paid $538,736; Ms. Boland paid $425,785; Ms. Burke paid $210,597 and Mr. Lissy paid $612,200 for his February 2019 restricted stock award and $869,710 for his December 2019 restricted stock award. In 2019, Ms. Bearfield and Mr. Casagrande did not elect to receive restricted stock awards. These values have been determined in accordance with FASB ASC Topic 718 and do not contemplate forfeitures by the respective executives. For a description of the assumptions used for purposes of determining the grant date fair value of restricted stock awards granted in all three years, please see Note 13 to our audited consolidated financial statements included in our 2019 Annual Report on Form 10-K. For more information regarding the restricted stock awards we granted in 2019, please see the “Grants of Plan-Based Awards” table.

(4)

The amounts included in the “Option Awards” column represent the aggregate grant date fair value of all stock options granted in 2019, 2018, and 2017. These values have been determined in accordance with FASB ASC Topic 718 and do not contemplate forfeitures by the respective executives. For a description of the assumptions used for purposes of determining the grant date fair value of stock options granted in all three years, please see Note 13 to our audited consolidated financial statements included in our 2019 Annual Report on Form 10-K. For more information regarding the stock option awards we granted in 2019, please see the “Grants of Plan-Based Awards” table.

(5)

Amounts shown reflect the cash amounts paid to our named executive officers under our annual cash bonus plan for each fiscal year that was earned based on Company performance, which is described in “—Elements of Executive Compensation—Annual Cash Bonus” above. These payments are made in the year following the fiscal year to which the payment relates.

(6)

Amounts shown in the “All Other Compensation” column include the following: matching contributions made to the 401(k) Plan on behalf of certain named executive officers; matching contributions made to the NQDC Plan on behalf of Messrs. Casagrande and Kramer, supplemental disability insurance premiums paid by the Company on behalf of Mr. Lissy and Ms. Boland, and $24,482 of vacation time accrual paid to Mr. Lissy as result of his transition from an employee to non-employee Chair effective December 31, 2019, each as set forth in the table below.

Name	Year	401(k) Match ($)	Deferred Compensation Plan Match ($)	Supplemental Medical and Disability Insurance ($)	Vacation Accrual Payout ($)	Total ($)
Stephen H. Kramer	2019	2,004	2,500	—	—	4,504
Elizabeth J. Boland	2019	3,618	—	1,288	—	4,905
Mary Lou Burke Afonso	2019	4,283	—	—	—	4,283
Maribeth Bearfield	2019	—	—	—	—	—
John G. Casagrande	2019	4,106	2,500	—	—	6,606
David H. Lissy	2019	3,496	—	2,313	24,482	30,291

(7)

The amount included in the “Stock Awards” column for Mr. Lissy represent the aggregate of two awards—Mr. Lissy’s 2019 Equity Choice Plan Award granted in February 2019 for which he paid $612,200 and the equivalent of Mr. Lissy’s 2020 Equity Choice Plan Award which was granted in December 2019 in recognition for his performance in fiscal 2019 and the successful completion of the Company’s Chief Executive Officer transition for which he paid $869,710.

2020 Proxy Statement	|	39

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards in 2019.

Name	Type of Award	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock (#)(3)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
				Target ($)(1)	Maximum ($)(2)
Stephen H. Kramer	Annual Cash Bonus			525,944	1,051,888
	Restricted Stock	2/25/2019	2/22/2019			8,800			538,736
	Stock Options	2/25/2019	2/22/2019				15,250	$122.44	437,721

Elizabeth J. Boland	Annual Cash Bonus			256,490	512,979
	Restricted Stock	2/25/2019	2/22/2019			6,955			425,785
	Stock Options	2/25/2019	2/22/2019				6,510	$122.44	186,857

Mary Lou Burke Afonso	Annual Cash Bonus			305,964	611,928
	Restricted Stock	2/25/2019	2/22/2019			3,440			210,597
	Stock Options	2/25/2019	2/22/2019				8,940	$122.44	256,605

Maribeth Bearfield	Annual Cash Bonus			137,917	275,834
	Stock Options	2/25/2019	2/22/2019				10,000	$122.44	287,030

John G. Casagrande	Annual Cash Bonus
	Stock Options	2/25/2019	2/22/2019	87,772	157,989		5,400	$122.44	154,996

David H. Lissy	Annual Cash Bonus			159,135	318,270
	Restricted Stock	2/25/2019	2/22/2019			10,000			612,200
	Restricted Stock	12/30/2019	12/20/2019			11,600			869,710

(1)

These amounts represent the target cash bonus opportunities under our annual cash bonus plan with respect to both Company and individual performance. The actual amount of the bonus earned by each named executive officer for fiscal 2019 is reported in the “Summary Compensation Table.” For a description of the Company and individual performance targets relating to the annual cash bonus, please refer to “—Elements of Executive Compensation—Annual Cash Bonus” above.

(2)

These amounts represent achievement of 100% of the target annual cash bonus tied to individual performance and achievement of 300% (the maximum permitted) of the target annual cash bonus tied to corporate performance.

(3)

These amounts reflect restricted stock awards. Restricted stock awards were granted as part of the 2019 Equity Choice Plan and vest as to 100% of the restricted stock on the earliest of the third anniversary of the date of grant, a change of control of the Company, or the termination of the participant’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date). The purchase price of each restricted stock award is equal to 50% of the fair market value of a share of our common stock on the grant date. For the 2019 awards, the following amounts were paid in cash on the grant date by executives who elected to receive purchased restricted stock:

Named Executive Officer	Purchase Price Paid by each Named Executive Officer ($)	Shares of Restricted Stock (#)
Stephen H. Kramer	$538,736	8,800
Elizabeth J. Boland	$425,785	6,955
Mary Lou Burke Afonso	$210,597	3,440
Maribeth Bearfield	—	—
John G. Casagrande	—	—
David H. Lissy	$1,481,910	21,600

(4)

In 2019, Ms. Bearfield and Mr. Casagrande did not elect to receive restricted stock awards. The amount included for Mr. Lissy represents the aggregate of two awards—Mr. Lissy’s 2019 Equity Choice Plan Award granted in February 2019 for which he paid $612,200 for 10,000 shares of restricted stock and the equivalent of Mr. Lissy’s 2020 Equity Choice Plan Award which was granted in December 2019 in recognition for his performance in fiscal 2019 and the successful completion of the Company’s Chief Executive Officer transition for which he paid $869,710 for 11,600 shares of restricted stock.

(5)

These amounts reflect options to purchase shares of our common stock. Stock options were granted as part of the 2019 Equity Choice Plan and vest 60% of the stock options on the third anniversary of the date of grant, and 20% on each of the fourth and fifth anniversary of the date of grant, subject to continued service with the Company through each applicable vesting date, and have a term of seven years.

(6)	The exercise price of each stock option is equal to the fair market value of a share of our common stock on the grant date.
(7)

Amounts shown reflect the total grant date fair value of the stock and option awards granted in 2019, determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to our audited Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K. These amounts do not reflect actual amounts that may be paid to or realized by our named executive officers and do not contemplate forfeitures by the respective executives. See footnotes (3) and (4) to the “Summary Compensation Table.”

40	|	Bright Horizons

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2019.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price(1)	Option Grant Date	Option Expiration Date(2)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
Stephen H. Kramer	—		42,700	(4)	$94.03	1/2/2018	1/2/2025	16,300	(6)	2,449,727	(7)
	—		15,250	(4)	$122.44	2/25/2019	2/25/2026	28,800	(6)	4,328,352	(8)
	—		—		—	—	—	8,800	(6)	1,322,552	(9)

Elizabeth J. Boland	—		6,000	(4)	$63.19	1/15/2016	1/15/2023	17,000	(6)	2,554,930	(7)
	—		6,965	(4)	$96.46	2/23/2018	2/23/2025	8,775	(6)	1,318,795	(10)
	—		6,510	(4)	$122.44	2/25/2019	2/25/2026	6,955	(6)	1,045,267	(9)

Mary Lou Burke Afonso	5,418	(5)	—		$36.29	1/6/2014	1/6/2021	8,220	(6)	1,235,384	(7)
	15,040	(4)	3,760	(4)	$47.35	1/12/2015	1/12/2022	2,725	(6)	409,540	(10)
	19,350	(4)	12,900	(4)	$63.19	1/15/2016	1/15/2023	3,440	(6)	516,998	(9)
	—		7,680	(4)	$69.14	2/24/2017	2/24/2024	—		—
	—		12,000	(4)	$96.46	2/23/2018	2/23/2025	—		—
	—		8,940	(4)	$122.44	2/25/2019	2/25/2026	—		—

Maribeth Bearfield	—		10,000	(4)	$71.16	1/25/2017	1/25/2024	10,000	(6)	1,502,900	(11)
	—		10,700	(4)	$96.46	2/23/2018	2/23/2025	—		—
	—		10,000	(4)	$122.44	2/25/2019	2/25/2026	—		—

John G. Casagrande	104	(5)	—		$12.00	5/2/2012	5/2/2022	—		—
	20,412	(5)	—		$14.54	5/2/2012	5/2/2022	—		—
	1,989	(5)	—		$36.29	1/6/2014	1/6/2021	—		—
	4,680	(4)	1,170	(4)	$47.35	1/12/2015	1/12/2022	—		—
	3,510	(4)	2,340	(4)	$63.19	1/15/2016	1/15/2023	—		—
	—		6,700	(4)	$69.14	2/24/2017	2/24/2024	—		—
	—		6,000	(4)	$96.46	2/23/2018	2/23/2025	—		—
	—		5,400	(4)	$122.44	2/25/2019	2/25/2026	—		—

David H. Lissy	—		9,000	(4)	$63.19	1/15/2016	1/15/2023	28,000	(6)	4,208,120	(7)
	—		—		—	—	—	21,500	(6)	3,231,235	(10)
	—		—		—	—	—	10,000	(6)	1,502,900	(9)
	—		—		—	—	—	11,600	(6)	1,743,364	(12)

(1)

The exercise price of each stock option awarded prior to our initial public offering on January 25, 2013 was set at or above the fair market value of a share of our common stock on the grant date as determined by our Board, based in part on an independent third-party valuation report. The exercise price of stock options awarded subsequent to January 25, 2013 is the closing price of our common stock on the date of grant.

(2)	Stock options awarded prior to January 25, 2013 have a ten-year term and stock options awarded on or after January 25, 2013 have a seven-year term.
(3)	The market value of stock awards that have not vested is determined based on the closing price of our common stock on December 31, 2019, or $150.29 per share.
(4)

Stock options vest as to 60% of the stock options on the third anniversary of the date of grant, and 20% on each of the fourth and fifth anniversaries of the date of grant, subject to continued service with the Company through each applicable vesting date.

(5)	These stock option awards are fully vested.
(6)

Restricted stock awards vest as to 100% of the restricted stock on the earliest of the third anniversary of the date of grant, a change of control of the Company, or the termination of the participant’s employment by reason of death or disability, subject to continued service with the Company through the applicable vesting date.

(7)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $34.57 per share for restricted stock awards granted on February 24, 2017.

(8)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $47.015 per share for restricted stock awards granted on January 2, 2018.

(9)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $61.22 per share for restricted stock awards granted on February 25, 2019.

(10)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $48.23 per share for restricted stock awards granted on February 23, 2018.

(11)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $35.58 per share for restricted stock awards granted on January 25, 2017.

(12)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $74.975 per share for restricted stock awards granted on December 30, 2019.

2020 Proxy Statement	|	41

Option Exercises and Stock Vested

The following table sets forth information regarding stock options that were exercised by our named executive officers during fiscal 2019 and shares of restricted stock held by our named executive officers that vested during fiscal 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Stephen H. Kramer	—	—	16,900	1,902,264
Elizabeth J. Boland	17,925(5)	1,518,494	17,600	1,981,056
Mary Lou Burke Afonso	—	—	7,100	799,176
Maribeth Bearfield	—	—	—	—
John G. Casagrande	2,700	351,571	470	52,903
David H. Lissy	13,500(6)	1,123,200	28,800	3,241,728

(1)	Each stock option was exercisable for one share of our common stock.
(2)	Represents the difference between the aggregate exercise price of the stock options and the fair market value of these shares at the time of exercise.
(3)

On January 15, 2019, shares of purchased restricted stock granted on January 15, 2016 vested in full. At the time of grant, Mr. Kramer filed an election under Section 83(b) of the Code and thereby received the full number of shares of restricted stock granted on January 15, 2016 at the time of vesting. The other named executive officers elected to have withheld from the shares to be delivered on vesting a number of shares necessary to satisfy tax obligations. After such withholding, Ms. Boland received 13,260 shares, Ms. Burke Afonso received 4,883 shares, Mr. Casagrande received 353 shares and Mr. Lissy received 20,833 shares. Ms. Bearfield did not receive a grant of purchased restricted stock in 2016 as she had not yet joined the Company.

(4)

Represents the fair market value of the underlying shares as of January 15, 2019 multiplied by the number of shares that vested. Under the Company’s Equity Choice Plan, executives who elect to receive purchased restricted stock awards pay 50% of the fair market value of the underlying shares on the grant date, and the following named executive officers paid the respective purchase prices as of January 15, 2016—Mr. Kramer paid $533,956, Ms. Boland paid $556,072, Ms. Burke Afonso paid $224,325, Mr. Casagrande paid $14,850 and Mr. Lissy paid $909,936. These amounts are not accounted for in the above table.

(5)

On May 23, 2019, Ms. Boland net settled 17,925 options, whereby the Company withheld 11,649 shares that would otherwise have been delivered upon the exercise of the options to satisfy her tax obligations and the exercise price. After satisfying these obligations, Ms. Boland received 6,276 shares.

(6)

On November 6, 2019, Mr. Lissy net settled 13,500 options, whereby the Company withheld 9,237 shares that would otherwise have been delivered upon the exercise of the options to satisfy his tax obligations and the exercise price. After satisfying these obligations, Mr. Lissy received 4,263 shares.

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to the NQDC Plan as of December 31, 2019 for our named executive officers who elected to participate in the plan.

Name	Executive Contributions in 2019 ($)(1)	Company Contributions in 2019 ($)(1)	Aggregate Earnings in 2019 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2019 ($)(2)
Stephen H. Kramer	12,609	2,500	61,091	(82,218)	240,251
Elizabeth J. Boland	—	—	24,811	—	119,551
Mary Lou Burke Afonso	—	—	—	—	—
Maribeth Bearfield	—	—	—	—	—
John G. Casagrande	66,259	2,500	65,096	—	348,225
David H. Lissy	—	—	—	—	—

(1)

Contributions are reported as compensation in the “Summary Compensation Table” consisting of (i) the deferral of eligible compensation included in “Salary” (Mr. Kramer, $12,609 and Mr. Casagrande, $66,259) and (ii) matching contributions from the Company included in “All Other Compensation” (Messrs. Kramer and Casagrande—each $2,500).

(2)

The aggregate balance for our NQDC Plan includes executive deferrals for prior fiscal years. Such deferrals for individuals who were named executive officers for the fiscal years in which the deferrals were made were included as compensation for such individuals in the Summary Compensation Tables in prior proxy statements. For fiscal 2019 amounts, please see footnote (1) above. For fiscal 2018 and fiscal 2017, the total contributions for Mr. Kramer were $16,264 and $61,800, respectively.

We offer the NQDC Plan to a select group of management or highly compensated employees as defined by the Employee Retirement Income Security Act of 1974, as amended, including our named executive officers. Participants can defer up to 50% of their salary and up to 100% of paid bonus compensation under the NQDC Plan. The Company also makes matching contributions, and this matching contribution for 2019 was 25% of a participant’s

42	|	Bright Horizons

elective deferral, up to $2,500. Participants are fully vested in their elective deferrals, and Company matching contributions begin to vest 20% per year after two years of service with us and fully vest after six years of service with us. Aggregate earnings on account balances under this plan are determined based on the performance of the underlying investments available under the NQDC Plan selected by the individual participant. Participants can elect to receive scheduled distributions of their elective deferrals during or following employment, in a lump sum or in installment payments, and may only take distributions of Company contributions following a separation from service with the form of payment selected by the participant.

Potential Payments Upon Termination or Change of Control

The following summaries and tables describe and quantify the potential payments and benefits that would have been provided to each of our named executive officers if a termination of employment or a change of control had occurred on December 31, 2019 under our compensation plans and agreements. These summaries are qualified in their entirety by the terms of the severance agreements in place with the named executive officers.

Change of Control / Severance Agreements

The Company has severance agreements with each of Messrs. Kramer and Casagrande and Mses. Boland, Burke Afonso and Bearfield that provide for certain payments and benefits upon a qualifying termination of the executive’s employment and/or a change of control (as such term is defined in the respective agreements).

Effective December 31, 2019, Mr. Lissy transitioned from Executive Chairman to non-employee Chair. Mr. Lissy did not receive any severance benefits resulting from this transition, other than payment of his vacation accrual, which is described in footnote (6) of the “Summary Compensation Table”. Pursuant to the terms of our Equity Plan and Mr. Lissy’s equity award documents, Mr. Lissy’s restricted stock awards and stock options granted prior to this transition will continue to vest so long as he continues to provide service to the Company as an employee, director, or consultant/advisor. Mr. Lissy remains Chair of the Board and his restricted stock awards and stock options continue to vest pursuant to their terms.

Termination of Employment Without Cause or for Good Reason Within 24 Months Following a Change of Control. If, within 24 months after a change of control (the “Protection Period”), an executive’s employment is terminated by the Company for any reason other than for cause or death or disability, or the executive terminates his or her employment for good reason (as such terms are defined in the respective agreements), the executive will be entitled to receive, in each case, (a) any accrued but unpaid salary as of termination and a pro-rated portion of any bonus payable for the fiscal year in which the termination occurs, and (b) subject to the executive not breaching the non-competition, non-solicitation and non-hire provisions contained in the executive’s agreement, monthly severance pay for 24 months (or until such earlier date as the executive secures other employment) equal to 1/24th of the executive’s total salary and cash bonus compensation for the prior two years of the executive’s employment. If the executive elects, in accordance with applicable federal law, to continue his or her participation in the Company’s health plans following termination of employment, the Company will pay the premiums for such participation for 24 months (or until such earlier date as the executive secures other employment). If the executive’s continued participation in the Company’s group health plans is not possible under the terms of those plans, the Company will instead arrange to provide the executive and his or her dependents substantially similar benefits upon comparable terms or pay the executive an amount in cash equal to the full cash value of such continued benefits.

Termination of Employment Without Cause or for Good Reason Without a Change of Control. If the Company terminates the executive’s employment without cause or the executive resigns for good reason outside of the Protection Period, in addition to any accrued but unpaid salary and other accrued benefits then due to the executive as of termination, the executive will be entitled to receive bi-weekly severance payments for one year in the case of Mses. Bearfield, Boland, Burke Afonso and Messrs. Kramer and Casagrande at his or her then current salary rate and a pro-rated portion of other accrued benefits due and any bonus payable for the fiscal year in which the termination occurs.

Termination of Employment Due to Death or Disability. If the executive’s employment terminates due to death or due to the executive becoming disabled, the executive will be entitled to receive accrued but unpaid salary and other accrued benefits then due to the executive as of termination and a pro-rated portion of any bonus payable for the fiscal year in which the termination occurs. Pursuant to the restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on a termination of the executive officer’s employment by reason of death or disability.

Other Termination of Employment. If the executive’s employment is terminated by the Company for cause or the executive voluntarily resigns without good reason, the executive will only be entitled to receive accrued but unpaid salary and any other accrued benefits then due to the executive as of termination.

2020 Proxy Statement	|	43

Change of Control. Pursuant to the severance agreements, immediately prior to a change of control, all unvested options then held by the executive will vest in full. Pursuant to the restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on a change of control.

Restrictive Covenants. Under the terms of their respective severance agreements, each of our named executive officers has agreed to confidentiality obligations during and after employment and to non-competition, non-solicitation, and non-hire obligations for up to 24 months following the termination of his or her employment by the Company without cause or a resignation by the executive for good reason.

The executive’s right to receive severance pay and benefits described above is subject to his or her execution of an effective release of claims in favor of the Company.

The following table summarizes the payments that would have been made to our named executive officers, except for Mr. Lissy, upon the occurrence of a qualifying termination of employment or change of control, assuming that each named executive officer’s termination of employment or a change of control occurred on December 31, 2019 (the last business day of our fiscal year). In the case of a termination of employment by the Company without cause or by the executive for good reason, severance amounts and benefits have been calculated assuming that the termination occurred within and outside the 24-month Protection Period described above. If a termination of employment had occurred on December 31, 2019, severance payments and benefits would have been determined under the executive officer’s severance agreement, as in effect on such date and as described above. Amounts shown do not include (i) accrued but unpaid salary or bonus and vested benefits and (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

	Termination of Employment Without Cause/ for Good Reason and Change of Control				Termination of Employment Without Cause/for Good Reason and No Change of Control		Termination of Employment Due to Death or Disability		Change of Control
Name	Pro- Rata Bonus ($)	Salary and Bonus Continuation ($)	Medical Benefits Continuation ($) (1)	Accelerated Vesting of Equity Awards ($)(2)(3)	Pro-Rata Bonus ($)	Salary Continuation ($)	Pro-Rata Bonus ($)	Accelerated Vesting of Equity Awards ($)(3)(4)	Accelerated Vesting of Equity Awards ($)(2)(3)
Stephen H. Kramer	493,861	1,812,806	125,372	8,471,387	493,861	420,755	493,861	5,644,372	8,471,387
Elizabeth J. Boland	240,844	1,153,665	40,147	4,561,128	240,844	341,986	240,844	3,482,298	4,561,128
Mary Lou Burke Afonso	287,300	1,175,189	59,016	4,564,548	287,300	305,964	287,300	1,535,733	4,564,548
Maribeth Bearfield	129,504	801,548	2,248	2,792,881	129,504	275,834	129,504	1,147,100	2,792,881
John G. Casagrande	83,488	660,155	17,913	1,341,329	83,488	250,776	83,488	—	1,341,329

(1)	Based on the cost of health premiums in effect for fiscal 2020.
(2)

Equity awards include unvested stock option awards and restricted stock awards. The amount associated with option awards is calculated by multiplying the number of unvested stock option awards by the difference between the exercise price of the stock options and $150.29, which was the closing stock price on December 31, 2019.

(3)

The amount associated with restricted stock awards is calculated by multiplying the number of restricted stock awards by the difference between $150.29 and the initial purchase price of the restricted stock awards. The purchase price of restricted stock awards granted on January 25, 2017 is equal to 50% of the fair market value of our common stock on the date of grant, or $35.58 per share. The purchase price of restricted stock awards granted on February 24, 2017 is equal to 50% of the fair market value of our common stock on the date of grant, or $34.57 per share. The purchase price of restricted stock awards granted on January 2, 2018 is equal to 50% of the fair market value of our common stock on the date of grant, or $47.015 per share. The purchase price of restricted stock awards granted on February 23, 2018 is equal to 50% of the fair market value of our common stock on the date of grant, or $48.23 per share. The purchase price of restricted stock awards granted on February 25, 2019 is equal to 50% of the fair market value of our common stock on the date of grant, or $61.22 per share. Pursuant to the restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on the earliest of the third anniversary of the grant date, a change of control, or the termination of the executive officer’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date).

(4)	Includes restricted stock awards only. Option awards do not accelerate on termination of employment by reason of death or disability.

CEO Pay Ratio

We are providing the following information about the ratio of the annual total compensation of Stephen H. Kramer, our Chief Executive Officer and President, to the median of the annual total compensation of all employees (other than our Chief Executive Officer). For the year ended December 31, 2019:

•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $1,895,577; and

•

the median of the annual total compensation of all employees (other than our Chief Executive Officer) was $24,695 (annualized and calculated in the same manner as under the Summary Compensation Table).

44	|	Bright Horizons

Based on this information, the 2019 ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee is estimated to be 77:1.

We determined the median employee as of December 31, 2019. As of December 31, 2019, our employee population consisted of 33,906 employees, including full-time, part-time, temporary and seasonal employees and all employees added by acquisitions in 2019. Of our total employee population, 22,273 were located in the U.S. (including Puerto Rico), 9,725 were located in the United Kingdom, 1,753 were located in the Netherlands, 95 were located in India and 60 were located in Canada. As permitted by SEC rules, we excluded all of our employees located in India and Canada who, in the aggregate, represented 0.46% of our total employee population on December 31, 2019. As a result, for purposes of the pay ratio calculation, our employee population consisted of 33,750 employees (not including the Chief Executive Officer).

We utilized 2019 gross cash compensation as our consistently applied compensation measure to identify the median employee within the above employee population. We defined gross cash compensation as salary/wages (including overtime pay), bonuses, cash incentives and allowances, and any deferred compensation distributions paid in 2019. We excluded the value of stock-based compensation because we do not widely distribute equity awards to employees. For employees working outside the United States, we converted employee compensation to U.S. dollars using the average exchange rates for fiscal 2019. We annualized the compensation of non-temporary/non-seasonal employees who were new hires or re-hires in 2019 and who did not work for us for the entire calendar year.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for Bright Horizons.

2020 Proxy Statement	|	45

PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Company is providing its shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers (“say-on-pay”) in accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules. The Compensation Discussion and Analysis included elsewhere in this Proxy Statement describes our executive compensation program and the compensation of our named executive officers for fiscal 2019.

At our 2019 annual meeting, the advisory vote on executive compensation received approximately 91.8% support from shareholders, demonstrating strong support of the Company’s executive compensation program. We intend to hold the next advisory vote to approve the compensation of our named executive officers at our 2021 annual meeting of shareholders. Previously, we asked shareholders to vote on the frequency of our say-on-pay vote and shareholders recommended, on an advisory basis, that future advisory votes on the compensation of the Company’s named executive officers be held annually.

As described in detail in the Compensation Discussion and Analysis, our compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay partially dependent on the achievement of Company performance targets and individual performance objectives in support of our business strategy and creation of long-term shareholder value. We have a total compensation approach focused on performance-based incentive compensation that seeks to:

•	tie compensation to the achievement of company performance goals;

•	reward individual performance and contribution to our success over the short- and long-term; and

•	align the interests of our executive officers with those of our shareholders through delivering a significant part of our compensation program in the form of equity-based awards.

In addition, as we described in the Compensation Discussion and Analysis and elsewhere in this Proxy Statement, in approving the 2019 compensation for our named executive officers, the Compensation Committee considered the financial performance of the Company and awarded bonuses commensurate with Company performance. In addition, the Company employs a number of compensation and governance practices including (1) majority voting, (2) a clawback policy, (3) caps on annual bonuses tied to Company performance, and (4) stock ownership guidelines for directors, our Chief Executive Officer and our named executive officers.

For the reasons outlined above, the Board is asking shareholders to support this proposal. Although this vote is non-binding, the Compensation Committee and the Board value the views of our shareholders as expressed in their votes. The Board and Compensation Committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

The Board is asking shareholders to cast a non-binding, advisory vote indicating their approval of the compensation paid to our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the approval with respect to the advisory vote on executive compensation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 AND THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

46	|	Bright Horizons

AUDIT COMMITTEE MATTERS

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee is responsible for overseeing the quality and integrity of Bright Horizons’ financial statements and financial reporting process and providing independent, objective oversight with respect to the Company’s accounting and financial reporting functions, internal and external audit functions, system of internal controls, ethical compliance, and risk oversight and management, including the Company’s enterprise risk management program and cybersecurity risks. The Audit Committee’s scope of responsibilities and functions are described in the “Committees and Committee Composition” section of this Proxy Statement. The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Audit Committee, a copy of which is available on the Company’s website, www.brighthorizons.com, in the Investor Relations section under “Corporate Governance—Governance Documents.”

The Audit Committee is composed of three directors, Lawrence M. Alleva, Laurel J. Richie, and Cathy E. Minehan, each of whom the Board has determined is independent in accordance with the rules of the SEC and the NYSE. All members are “financially literate” as that term is defined by the listing standards of the NYSE, and the Board has determined that both Mr. Alleva and Ms. Minehan are audit committee financial experts as defined by the rules of the SEC.

The Audit Committee engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the period ending December 31, 2019. This appointment of Deloitte was ratified by the shareholders of the Company at the 2019 Annual Meeting. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor and, at least annually, the Audit Committee reviews and evaluates the performance of the Company’s independent auditor and determines whether to continue to engage the current auditor or to interview another audit firm. Additionally, the Audit Committee is directly involved in selecting the lead engagement audit partner to ensure that the lead engagement partner is appropriately qualified to lead the Bright Horizons audit. Consistent with applicable rules, the lead engagement audit partner rotates every five years and, with the Audit Committee Chair’s participation, a new lead audit partner was appointed for fiscal 2018. Deloitte has been the Company’s independent registered public accounting firm since 2005.

Company management has primary responsibility for Bright Horizons’ financial statements and the overall financial reporting process, including the Company’s system of internal controls and evaluating the effectiveness of internal control over financial reporting. Deloitte is responsible for (i) performing an audit of the annual financial statements, (ii) expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Bright Horizons in conformity with generally accepted accounting principles and on the effectiveness of Bright Horizons’ internal control over financial reporting, and (iii) issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its duties, the Audit Committee met nine times during fiscal 2019, acted by written consent once, and regularly met in executive sessions after each committee meeting. The Audit Committee also regularly meets with each of Deloitte, management and representatives of internal audit as well as in committee-only executive sessions.

The Audit Committee met with management of the Company and Deloitte and (a) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2019, (b) reviewed and discussed the quarterly consolidated financial statements, and (c) reviewed and discussed with management the Company’s earnings press releases. The Audit Committee discussed with management and Deloitte the critical accounting policies and practices used in the preparation of the Company’s audited financial statements as well as the critical audit matters as presented in Deloitte’s audit report. The Audit Committee also discussed with management and Deloitte the significant accounting estimates utilized by the Company, the reasonableness of significant judgments, new accounting developments and pronouncements, and the clarity of disclosures in the financial statements. Management has represented to the Audit Committee that the audited financial statements for the year ended December 31, 2019 were prepared in accordance with generally accepted accounting principles and Deloitte audited and expressed an unqualified opinion on the financial statements.

2020 Proxy Statement	|	47

Regularly throughout fiscal year 2019, the Audit Committee reviewed and discussed with internal audit and Deloitte, with and without management present, the Company’s progress in the testing and evaluation of its internal control over financial reporting and discussed the results of their respective audit examinations and the overall quality of the Company’s financial reporting. Management has provided the Audit Committee with its assessment on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed management’s assessment and Deloitte’s report on the effectiveness of Bright Horizons’ internal control over financial reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The Audit Committee reviewed with both Deloitte and the Company’s internal auditors each of their audit plans, audit scope, identification of audit risks and the results of their audit efforts. The Audit Committee discussed the Company’s internal audit function’s organization, responsibilities, budget and staffing with the internal auditors, management and Deloitte. The Audit Committee also discussed and reviewed with management and the Company’s internal auditors the Company’s enterprise wide risk assessment as well as cyber and information security generally.

The Audit Committee received the written disclosures and the letter from Deloitte pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Deloitte’s communications with the Audit Committee concerning independence and any relationships between Deloitte and Bright Horizons and the potential effects of any disclosed relationships on Deloitte’s independence. The Audit Committee discussed with Deloitte its independence and any relationships with Deloitte that may impact their objectivity and independence, and also considered whether the provision of non-audit fees and services by Deloitte is compatible with independence. Based on these discussions, the Audit Committee is satisfied with Deloitte’s independence. The Audit Committee also received and reviewed a report prepared by Deloitte describing the firm’s internal quality control procedures and any material issues raised by the firm’s most recent internal quality-control review and peer review.

The Audit Committee discussed and reviewed with Deloitte the matters required to be communicated by Deloitte to the Audit Committee by Auditing Standards No. 1301, as amended, adopted by the PCAOB, Communication with Audit Committees and, with and without management present, discussed and reviewed the results of Deloitte’s examination of Bright Horizons’ financial statements.

Based on these reviews and discussions with management, the internal auditors and Deloitte referred to above, the Audit Committee recommended to the Board that Bright Horizons’ audited financial statements be included in its Annual Report on Form 10-K for fiscal 2019 for filing with the SEC. The Audit Committee also reviewed and evaluated the performance of Deloitte in 2019 (as further discussed in Proposal 3 of this Proxy Statement) and, as a result, appointed Deloitte as the independent registered public accounting firm for fiscal 2020, which is being presented to Bright Horizons’ shareholders for ratification.

Submitted by the Audit Committee,

Lawrence M. Alleva, Chair

Cathy E. Minehan

Laurel J. Richie

Audit and Other Fees

The aggregate fees that Bright Horizons paid for professional services rendered by Deloitte for the fiscal years ended December 31, 2019 (fiscal 2019) and December 31, 2018 (fiscal 2018) were:

	2019	2018
Audit Fees	$2,324,930	$2,425,059
Audit-Related Fees	—	—
Tax Fees	3,528	127,457
All Other Fees	15,750	—

Total	$2,344,208	$2,552,516

48	|	Bright Horizons

•

Audit Fees. Consist of professional services rendered for the audit of our annual audited consolidated financial statements and review of our quarterly financial statements, statutory audit services, advice on accounting matters directly related to the audit and audit services, and assistance with review of documents filed with the SEC, including related to Registration Statements on Form S-8 with respect to fiscal 2019 and the related consents and comfort letters issued to underwriters with respect to fiscal 2018.

•	Tax Fees. Consist of aggregate fees for professional services related to domestic and international tax advisory services and India tax compliance and advisory services in fiscal 2019 and fiscal 2018.

•	All Other Fees. Consist of a subscription to “Bersin by Deloitte,” for certain licensed content for fiscal 2019. There were no all other fees for fiscal 2018.

Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee pre-approves all Deloitte audit services and all permitted non-audit services, including engagement fees and terms, to be provided by the independent auditors. All of the fees and services described above were pre-approved by the Audit Committee. Our policies prohibit Bright Horizons from engaging Deloitte to provide any non-audit services prohibited by applicable SEC rules. In addition, we evaluate whether Bright Horizons’ use of Deloitte for permitted non-audit services is compatible with maintaining Deloitte’s independence and objectivity. After review of the non-audit services provided, we concluded that Deloitte’s provision of these non-audit services, all of which were approved in advance, is compatible with its independence.

2020 Proxy Statement	|	49

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. We are asking shareholders to ratify this appointment as we believe the reappointment of Deloitte is in the best interest of the Company and its shareholders. Although shareholder ratification of Deloitte is not required by law, the Board believes it is a good corporate governance practice and advisable to provide shareholders an opportunity to ratify this appointment. In the event that shareholders fail to ratify the appointment of Deloitte, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from our shareholders.

The Audit Committee is directly responsible for the appointment, compensation (including approval of audit fees), retention and oversight of the independent registered public accounting firm that audits the Company’s financial statements and its internal control over financial reporting. Deloitte has served as our independent auditor since 2005. The Audit Committee annually evaluates our independent auditor and considers the independence, qualifications and performance of the independent auditor in deciding whether to reappoint. In the course of these reviews, the Audit Committee considers, among other things, the length of time Deloitte has served as the Company’s independent auditor, Deloitte’s general reputation for adherence to professional auditing standards, historical and recent performance, recent PCAOB reports on Deloitte, management’s assessment of Deloitte’s performance and quality of service, Deloitte’s staff and its global reach, sufficiency of resources, the engagement team’s knowledge and experience, Deloitte’s capability, ability and expertise in handling the breadth and complexity of our operations and the potential impact to the Company of changing auditors. Such consideration also includes reviewing the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussing with Deloitte their independence as well as their objectivity and professional skepticism.

Additionally, the Audit Committee periodically reviews and evaluates the performance of Deloitte’s lead audit partner and oversees the required rotation of Deloitte’s lead audit partner as required by law. In addition, in order to help ensure auditor independence, the Audit Committee periodically considers whether there should be a rotation of the Company’s independent registered public accounting firm.

We reviewed and evaluated the performance of Deloitte in fiscal 2019 and based on this evaluation the Audit Committee believes that it is in the best interests of Bright Horizons and our shareholders to retain Deloitte as the independent registered public accounting firm for fiscal 2020, which is being presented to Bright Horizons’ shareholders for ratification.

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to ratify Deloitte’s appointment. Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

50	|	Bright Horizons

OTHER INFORMATION

Shareholder Proposals for the 2021 Annual Meeting

Our shareholders may submit a proposal to be considered for a vote at our 2021 annual meeting of shareholders. If you wish to submit a proposal for consideration, you should adhere to the following procedures as prescribed in our By-laws and Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Under Rule 14a-8, a shareholder who intends to present a proposal at the 2021 annual meeting of shareholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than December 28, 2020. Please refer to Rule 14a-8 for the requirements that apply to these proposals. Any proposals received after this date will be considered untimely under Rule 14a-8. Written proposals may be mailed to us at Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, MA 02472, Attn: Corporate Secretary.

In addition, a shareholder may nominate a director or present any other proposal at the 2021 annual meeting of shareholders by complying with the requirements set forth in Section 1.2 (Advance Notice of Nominations and Proposals of Business) of our By-laws by providing written notice of the nomination or proposal to our Corporate Secretary no earlier than February 16, 2021 and no later than March 18, 2021. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our By-laws describe the requirements for submitting proposals at the Annual Meeting. The notice must be given in the manner and must include the information and representations required by our By-laws.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2019 (without exhibits and information incorporated by reference) is available without charge to each shareholder, upon written request to the Corporate Secretary at our principal executive offices at 200 Talcott Avenue, Watertown, MA 02472 and is also available under “SEC Filings” in the Investor Relations section of our website, www.brighthorizons.com.

Shareholder Account Maintenance

Our transfer agent is Equiniti Trust Company. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Bright Horizons stock and similar issues, can be handled by calling EQ Shareowner Services toll-free at 800-468-9716 or by accessing Equiniti’s website at ShareownerOnline.com.

Householding of Proxy Materials

Shareholders who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly, upon written or oral request, a separate copy of the Notice, this Proxy Statement and the 2019 Annual Report on Form 10-K, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Please direct such requests to our Corporate Secretary at Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, MA 02472, Attention: Corporate Secretary, or call us at (617) 673-8000.

Shareholders of record may request to begin householding in the future by contacting our Corporate Secretary at the contact details above. Shareholders owning their shares through a bank, broker, or other nominee may request to begin householding by contacting their bank, broker or other nominee.

All shareholders may request to discontinue householding by contacting Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

2020 Proxy Statement	|	51

Other Matters

At the time of mailing of this Proxy Statement, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

Cost of Solicitation

The enclosed proxy is being solicited by the Board and we will bear the cost of solicitation of proxies. Our officers, directors and other employees may, without additional remuneration, assist in soliciting proxies by mail, telephone, e-mail and personal interview. We reserve the right to retain outside agencies for the purpose of soliciting proxies. We may also request brokerage houses, custodians, nominees and fiduciaries to forward copies of proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. If applicable, we will reimburse them for their out-of-pocket expenses in connection with this distribution to beneficial owners of our common stock. We have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee not to exceed $12,000, plus reimbursement of expenses.

Note Regarding Forward-Looking Statements

This Proxy Statement includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and they appear in a number of places throughout this Proxy Statement and include statements regarding our intentions, beliefs or current expectations. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described under “Risk Factors” and elsewhere in our 2019 Annual Report and in our other public filings with the SEC. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained in this Proxy Statement. In addition, even if our results are consistent with the forward-looking statements contained in this Proxy Statement, those results or developments may not be indicative of results or developments in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this Proxy Statement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing or submission that we make with the SEC.

52	|	Bright Horizons

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 15, 2020 for shares held directly and up until 11:59 P.M. Eastern Time on June 11, 2020 for shares BRIGHT HORIZONS FAMILY SOLUTIONS INC. held in the Bright Horizons 401(k) Plan. Have your proxy card in hand when you 200 TALCOTT AVENUE access the web site and follow the instructions to obtain your records and to WATERTOWN, MA 02472 create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/BFAM2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 15, 2020 for shares held directly and up until 11:59 P.M. Eastern Time on June 11, 2020 for shares held in the Bright Horizons 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received before the Annual Meeting in order for your vote to be counted. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D02030-P37175-Z76639 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHT HORIZONS FAMILY SOLUTIONS INC. The Board of Directors recommends you vote FOR all the listed director nominees: 1. Election of four Class I directors, each for a term of three years: For Against Abstain Nominees: 1a. Stephen H. Kramer 1b. Dr. Sara Lawrence-Lightfoot 1c. David H. Lissy 1d. Cathy E. Minehan The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. To approve, on an advisory basis, the compensation paid by the Company to its named executive officers. 3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020. NOTE: In their discretion, the proxies will consider and vote on any other business properly brought before the meeting or any adjournment or postponement thereof. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Bright Horizons Family Solutions Inc. 2020 Annual Meeting of Shareholders Tuesday, June 16, 2020 8:00 A.M. (Eastern Time) www.virtualshareholdermeeting.com/BFAM2020 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com. D02031-P37175-Z76639 BRIGHT HORIZONS FAMILY SOLUTIONS INC. Annual Meeting of Shareholders June 16, 2020 8:00 A.M. (Eastern Time) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen H. Kramer, John G. Casagrande and Elizabeth J. Boland, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHT HORIZONS FAMILY SOLUTIONS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/BFAM2020, on Tuesday, June 16, 2020, at 8:00 A.M. (Eastern Time), and any adjournment or postponement thereof. Shareholders of record at the close of business on April 20, 2020 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. If the undersigned is a participant in the Bright Horizons 401(k) Plan and has common stock allocated to a plan account, the undersigned hereby instructs the trustee of the plan to vote all such shares of common stock in accordance with the instructions on the reverse side of this ballot (or if no instructions are provided, then in accordance with the recommendations of the Board of Directors) at the Annual Meeting and at any adjournment or postponement thereof. If timely instructions are not received by the trustee, the trustee will vote all such shares of stock at the Annual Meeting and any adjournment or postponement thereof in the same proportion as shares for which voting instructions were received under the plan. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The proxies are hereby authorized to vote, in their discretion and to the extent permitted by applicable law or rule, on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote FOR the election of all director nominees and FOR proposals 2 and 3. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side